As filed with the Securities and Exchange Commission on December 18, 2009

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan
 (Exact Name of Registrant as Specified in Its Charter)

N/A
(State or Other Jurisdiction of Incorporation or Organization)

35-0472300
(I.R.S. Employer Identification No.)

1300 South Clinton Street
Fort Wayne, IN  46802
(219) 455-2000

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Dennis L. Schoff
150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933[, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box].  [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 462(d) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):  Large accelerated filer [X]   Accelerated filer [  ] Non-accelerated filer [  ]      Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Plan interests (1)	* (1)	*	*	*(2)

(1)  The plan interests relate to the 4,000,000 shares of Common Stock (no par value) of Lincoln National Corporation being offered or sold pursuant to the Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan.  The Common Stock is being separately registered under a Registrations Statement on Form S-3 of Lincoln National Corporation (Registration No. 333-163672) being filed concurrently herewith (“Form S-3), and the registration fee is being paid in connection therewith.  Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no fee is due with respect to the plan interests.

(2) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus, which also relates to the Form S-3 being filed concurrently herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus included in this Registration Statement is a combined prospectus pursuant to Rule 429 of the Securities Act of 1933, as amended.  The combined prospectus relates to this Registration Statement as well as a Registration Statement on Form S-3 (Registration No. 333-163672) registering the common stock of Lincoln National Corporation.  The portions of the prospectus relating to each Registration Statement are being combined into a single prospectus as a matter of convenience for the participants in The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan.

The information included in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 18, 2009

4,000,000 Shares

LINCOLN NATIONAL CORPORATION
COMMON STOCK
(No Par Value)

And

 RELATED PLAN INTERESTS

Offered as set forth in this Prospectus pursuant to the

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
AGENTS’ SAVINGS AND PROFIT-SHARING PLAN

This prospectus relates to 4,000,000 shares of the Common Stock of Lincoln National Corporation to be offered and sold to eligible agents of The Lincoln National Life Insurance Company and certain of its affiliated entities under The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, which we refer to in this prospectus as the “Plan.”  This prospectus also relates to an indeterminate number of Plan interests in The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, which are referred to as “Plan Interests” in this prospectus. The Plan Interests do not carry separate voting rights.

Our Common Stock is listed on the New York and Chicago Stock Exchanges under the symbol “LNC.” On December 16, 2009, the last reported sale price of our Common Stock on the New York Stock Exchange composite transaction tape was $23.09 per share.  The Plan Interests are not listed for trading on any securities exchange or included in any automated quotation system.  We will not apply to list the Plan Interests on any securities exchange or to include the Plan Interests in any automated quotation system.

Each investment option offered to participants under the Plan, referred to as investment options or separate accounts, has its own investment objectives or goals and strategies for meeting those objectives.  Investing in each option involves risks, including possible loss of principal, and there is no guarantee that an option will achieve its stated investment objectives.  If an option’s investment manager makes incorrect judgments about the markets, the economy, or companies, the return on a participant’s investment may be adversely affected.  Investments in any of these options are not bank deposits and are not endorsed, insured, or guaranteed by the Federal Deposit Insurance Corporation (FDIC), any government agency, or bank.

Investing in our Common Stock involves risks.  See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 18, 2009

ABOUT THIS PROSPECTUS

This prospectus also constitutes a Summary Plan Description, and highlights the key features of the Plan.  This prospectus does not describe all the details of the Plan. The Plan Document explains your benefits, rights and responsibilities in more detail, and is the controlling document in the case of any discrepancy between this prospectus supplement and the Plan Document.  It is important for you to read and consider all information contained in this prospectus in making your investment decision.  You should also read and consider the additional information under the caption “Where You Can Find More Information.”  You should rely only on information in this prospectus, the Plan Document or information to which we have referred you.  We have not authorized anyone to provide you with information that is different.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.  The information contained or incorporated by reference in this prospectus supplement is accurate only as of the respective dates of such information.  Our business, financial condition, results of operations and prospectus may have changed since those dates.

If you have any questions about the Plan that are not answered in this Prospectus, or if you would like a copy of the Plan Document, such additional information can be obtained (without charge) from the Lincoln National Corporation Benefits Committee, c/o Kim Miner, Interim Chairman, 150 N. Radnor Chester Road, Building B, 2nd Floor Radnor, PA 19087-5238.

IRS CIRCULAR 230 NOTICE: As required by the IRS, we inform you that any tax advice contained in this Prospectus was not intended or written to be used or referred to, and cannot be used or referred to (i) for the purpose of avoiding penalties under the Internal Revenue Code, or (ii) in promoting, marketing, or recommending to another party any transaction or matter addressed in this Prospectus.  Individuals should seek tax advice based on their own particular circumstances from an independent tax advisor.

Unless otherwise indicated, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation together with its subsidiaries and affiliates.

TABLE OF CONTENTS

General Information	1
Forward Looking Statements-Cautionary Language	2
Risk Factors	5
Summary of the Plan	27
Eligibility and Participation	27
Participant Contributions	29
Company Contributions	31
Account Statements	32
Limitations on Contributions	32
Expenses of the Plan	32
Vesting	33
Distributions From the Plan	34
Participant Loans	37
Lump Sum Distributions	38
Periodic Payments of Distributions	39
Fractional Shares	40
Beneficiary Designation	40
Assignment and Qualified Domestic Relations Orders	41
Amendment or Termination of the Plan	41
Administration of the Plan	42
Federal Income Tax Consequences	43
Your Rights and Protections Under ERISA	45
ERISA Claims Procedures	47
Important Information About This Plan	47
Valuation of Investments	49
Your Investment Options	50
Plan Interests are Securities	68
Lincoln National Corporation Common Stock and Preferred Stock	68
Experts	72
Legal Matters	72
Where You Can Find More Information	72
Documents Incorporated By Reference	73

REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS
THE COM MISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

GENERAL INFORMATION

The Lincoln National Life Insurance Company’s (“LNL”) Board of Directors first adopted the Plan on May 11, 1978 for the benefit of eligible participants and those of participating affiliates.  The Plan became effective January 1, 1979.

The Plan enables eligible participants serving as independent contractors to us with a convenient and systematic method of saving.  Under the Plan, there are currently twenty-four (24) investment Accounts, one of which is the LNC Stock Fund (see the section entitled “Investment of Contributions”). Wilmington Trust Company, Wilmington, Delaware, is the Plan Trustee of the Plan (see the sections entitled “Administration of the Plan” and “Plan Trustee”).

LNC is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies.  LNL is its wholly owned subsidiary.  Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions.  These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (“UL”), variable universal life insurance (“VUL”), term life insurance and group insurance products.  LNC was organized under the laws of the state of Indiana in 1968.  We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania.  “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.  As of September 30, 2009, LNC had consolidated assets of $181.5 billion and consolidated stockholders’ equity of $11.7 billion. For the nine months ended September 30, 2009, LNC had total revenue of $6.1 billion and net loss of $587 million.  For the year ended December 31, 2008, LNC had total revenue of $9.9 billion and net income of $57 million.

We provide products and services in two operating businesses and report results through four business segments, as follows:

Business	Corresponding Segments

Retirement Solutions	Annuities and Defined Contribution

Insurance Solutions	Life Insurance and Group Protection

We also have Other Operations, which includes financial data for operations that are not directly related to the business segments.  Other Operations also includes our run-off Institutional Pension business, the results of certain disability income business due to the rescission of the indemnity reinsurance agreement with Swiss Re Life & Health America Inc., referred to as “Swiss Re,” and the results of our remaining media businesses.

As of August 18, 2009, we and our wholly owned Subsidiary, Lincoln National Investment Companies, entered into a Purchase and Sale Agreement with Macquarie Bank Limited pursuant to which we agreed to sell all of the outstanding capital stock of Delaware Management Holdings, Inc., our subsidiary which provides investment products and services to individuals and institutions and the results of which comprised the formed Investment Management segment.  The transaction is anticipated to close on or around December 31, 2009, subject to regulatory approvals and certain agreed upon and customary closing conditions.

On October 1, 2009, we completed the sale of the capital stock of Lincoln National (UK) plc, of “Lincoln UK,” to SLF of Canada UK Limited for proceeds of approximately $305 million, after-tax, subject to customary post closing adjustments. We retained Lincoln UK’s pension plan assets and liabilities.  The results of Lincoln UK and its subsidiaries comprised the former Lincoln UK segment.

Accordingly, we reported the results of these businesses as discontinued operations on our Consolidated Statements of Income(Loss) for the nine months ended September 30, 2009 and the assets and liabilities as held for sale on our Consolidated Balance Sheet at September 30, 2009.

The results of Lincoln Financial Network (“LFN”) and Lincoln Financial Distributors (“LFD”), our retail and wholesale distributors, are included in the segments for which they distribute products.  LFD distributes our individual, as well as our Defined Contribution and Executive Benefits products and services.  The distribution occurs primarily through brokers, planners, agents, financial advisors, third party administrators and other intermediaries.  Group Protection distributes its products and services primarily through employee benefit brokers, third party administrators and other employee benefit firms.  As of September 30, 2009, LFD had approximately 550 internal and external wholesalers (including sales managers).  As of September 30, 2009, LFN offered LNC and non-proprietary products and advisory services through a national network of approximately 7,500 active producers who placed business with us within the last twelve months.

The following description of the Plan is a summary of its key terms and provisions. The statements contained in this prospectus concerning the Plan are qualified in their entirety by reference to the terms of the Plan itself, which is the legally controlling document. Eligible participants and their beneficiaries may obtain copies of the Plan upon request, or review them at our principal executive office.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our business, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.  We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•
Continued deterioration in general economic and business conditions, both domestic and foreign, that may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results;

•
Continued economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) on the economy;

•	The cost and other consequences of our participation in the Capital Purchase Program (“CPP”), including the impact of existing and future regulations to which we may become subject;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital (“RBC”) requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 43 also known as VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against LNC or its subsidiaries, and the outcome of any legal or regulatory proceedings, such as:  adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; new decisions that result in changes in law; and unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;

•
A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset-based fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products;

•
Ineffectiveness of LNC’s various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of stranger-originated life insurance business;

•	Changes in accounting principles generally accepted in the United States, or “GAAP”, that may result in unanticipated changes to LNC’s net income;

•
Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;

•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect LNC’s businesses and the cost and availability of reinsurance;

•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that LNC can charge for its products;

•
The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive.  “Risk Factors” below as well as LNC’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission (“SEC”) include additional factors that could impact LNC’s business and financial performance, which are incorporated herein by reference.  Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus supplement before making an investment decision in the Plan generally, or in the LNC Stock Fund specifically.  The risks and uncertainties described below and incorporated by reference into this prospectus supplement are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our Common Stock could decline substantially.  In addition, there are risks in investing your money in the investment choices offering under the Plan.  These risks are discussed with the description of each investment option.

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers.

We maintain an investment portfolio of various holdings, types and maturities. These investments are subject to general credit, liquidity, market and interest rate risks. An extended disruption in the credit and capital markets could adversely affect LNC and its subsidiaries’ ability to access sources of liquidity, and there can be no assurance that additional financing will be available to us on favorable terms, or at all, in the current market environment. In addition, further other-than-temporary-impairments (“OTTI”) could reduce our statutory surplus, leading to lower RBC ratios and potentially reducing future dividend capacity from our insurance subsidiaries.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock, to maintain our securities lending activities and to replace certain maturing liabilities. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. As a holding company with no direct operations, our principal asset is the capital stock of our insurance and investment management subsidiaries. Our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders and corporate expenses depends significantly upon the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws and regulations of their respective jurisdictions, including laws establishing minimum solvency and liquidity thresholds. Changes in these laws could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. For our insurance and other subsidiaries, the principal sources of our liquidity are insurance premiums and fees, annuity considerations, investment advisory fees, and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. At the holding company level, sources of liquidity in normal markets also include a variety of short- and long-term instruments, including credit facilities, commercial paper and medium- and long-term debt.

In the event that current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.  Please see “see “Part I — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary” in LNC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 for more information on our ratings.  Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter term securities than we prefer, or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Recently, our credit spreads have shown considerable volatility.  A widening of our credit spreads could increase the interest rate we must pay on any new debt obligation we may issue. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. The stress experienced by global capital markets that began in the second half of 2007, substantially increased during the second half of 2008 and continued through the first quarter of 2009. Concerns over unemployment, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, the market for fixed income instruments has experienced decreased liquidity, increased price volatility, credit downgrade events and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to sell, if desired. Domestic and international equity markets have also been experiencing heightened volatility and turmoil, with issuers (such as our company) that have exposure to the real estate, mortgage and credit markets particularly affected. These events and the reemergence of market upheavals may have an adverse effect on us, in part because we have a large investment portfolio and are also dependent upon customer behavior. Our revenues are likely to decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Our participation in the TARP CPP subjects us to additional restrictions, oversight and costs, and has other potential consequences, that could materially affect our business, results and prospects.

On July 10, 2009, in connection with the TARP CPP, we issued and sold to the U.S. Treasury 950,000 shares of Series B preferred stock together with a related warrant to purchase up to 13,049,451 shares of our common stock at an exercise price of $10.92 per share, in accordance with the terms of the TARP CPP, for an aggregate purchase price of $950 million. Access to TARP CPP was an important component of our strategy to enhance our capital position and financial flexibility. We believe that the amount of our participation in the TARP CPP offers us the ability to exit the program, if necessary, to manage the potential material consequences to our businesses from the potential restrictions, oversight and costs of participation, which include the following:

•
Our acceptance of the TARP CPP funds could cause us to be perceived as having greater capital needs and weaker overall financial prospects than those of our competitors that have stated that they are not participating in the TARP CPP, which could adversely affect our competitive position and results;

•
Receipt of the TARP CPP funds subjects us to restrictions, oversight and costs that may have an adverse impact on our financial condition, results of operations and the price of our common stock. For example, the American Recovery and Reinvestment Act of 2009, or “ARRA,” and recently promulgated regulations thereunder contain significant limitations on the amount and form of bonus, retention and other incentive compensation that participants in the TARP CPP may pay to executive officers and senior management. These provisions may adversely affect our ability to attract and retain executive officers and other key personnel. Other regulatory initiatives applicable to participants in federal funding programs may also be forthcoming as the U.S. government continues to address dislocations in the financial markets. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner;

•
Future federal statutes may adversely affect the terms of the TARP CPP that are applicable to us and the Treasury Department may amend the terms of our agreement with them unilaterally if required by future statutes, including in a manner materially adverse to us;

•
Our participation in the TARP CPP imposes additional restrictions on our ability to increase our common stock dividend. In particular, we would need to obtain the U.S. Treasury’s consent for any increase in our current quarterly dividend of $0.01 per share of our common stock, as well as any stock repurchase, until the third anniversary of such investment unless, prior to such third anniversary, we redeem all of the shares of Series B preferred stock issued to the U.S. Treasury or the U.S. Treasury transfers such preferred stock to third parties. We are also unable to repurchase or redeem shares of our common stock or any series of preferred stock outstanding unless all accrued and unpaid dividends for all past dividend periods on the Series B preferred stock issued to the U.S. Treasury are fully paid; and

•
If we do not repurchase the warrant from the U.S. Treasury when we repay the investment, the U.S. Treasury will liquidate the warrant, which will dilute the ownership interest of our existing holders of common stock.

If our businesses do not perform well and/or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the purchase price incurred to acquire subsidiaries and other businesses over the fair value of their net assets as of the date of acquisition. As of September 30, 2009, we had a total of $3.1 billion of goodwill on our Consolidated Balance Sheets, of which $2.2 billion related to our Insurance Solutions — Life Insurance segment and $440 million related to our Retirement Solutions — Annuities segment. We test goodwill at least annually for indications of value impairment with consideration given to financial performance and other relevant factors.  In addition, certain events, including a significant and adverse change in legal factors or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment. Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. If the implied fair value of the reporting unit’s goodwill is lower that its carrying amount, goodwill is impaired and written down to its fair value, and a charge is reported in impairment of intangibles on our Consolidated Statements of Income.  For the year ended December 31, 2008, we took total pre-tax impairment charges of $176 million, primarily related to our media business, and for the quarter ended March 31, 2009, we took a $603 million pre-tax impairment charge primarily related to our annuities business.

Subsequent reviews of goodwill could result in additional impairment of goodwill during 2009, and such write downs could have a material adverse effect on our results of operations or financial position, but will not affect the statutory capital of our insurance subsidiaries.  For more information on goodwill, please see “Part II — Item 8. Financial Statements and Supplementary Data — Note 8” and “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in LNC’s Annual Report on Form 10-K for the year ended December 31, 2008, and “Part I — Item 1. Financial Statements — Note 8” and “Part I — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in LNC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business, including the ability to generate capital gains from a variety of sources and tax planning strategies. If, based on available information, it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income. Such valuation allowance could have a material adverse effect on our results of operations and financial position, but will not affect the statutory capital of our insurance subsidiaries.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

We are a holding company, and we have no direct operations.  Our principal assets are the capital stock of our insurance subsidiaries.

At the holding company level, sources of liquidity in normal markets include a variety of short- and long-term instruments, including credit facilities, commercial paper and medium- and long-term debt.  However, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders, repurchase our securities and pay corporate expenses depends primarily on the ability of our subsidiaries to pay dividends or to advance or repay funds to us.  Under Indiana laws and regulations, our Indiana insurance subsidiaries, including our primary insurance subsidiary, The Lincoln National Life Insurance Company, or “LNL,” may pay dividends to us without prior approval of the Indiana Insurance Commissioner, or the “Commissioner,” up to a certain threshold, or must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding twelve consecutive months exceed the statutory limitation. The current Indiana statutory limitation is the greater of 10% of the insurer’s contract holders’ surplus, as shown on its last annual statement on file with the Commissioner or the insurer’s statutory net gain from operations for the prior calendar year.

In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves shall be calculated to be sufficient to meet future obligations, giving consideration for required future premiums to be received, are based  on certain specified mortality and morbidity tables, interest rates and methods of valuation, which are subject to change.  In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments.  At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency.

Changes in these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. For example, in September of 2008, the National Association of Insurance Commissioners, or “NAIC,” adopted a new statutory reserving method known as VACARVM, which will be effective as of December 31, 2009. VACARVM has the potential to require statutory reserves well in excess of current levels for certain variable annuity riders sold by us.  Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company.

Assets in the investment general accounts of our insurance subsidiaries support their reserve liabilities. At September 30, 2009, 80% of investment general account assets were AFS fixed maturity securities of various holdings, types and maturities. These investments are subject to general credit, liquidity, market and interest rate risks.  Beginning in 2008 and continuing into 2009, the capital and credit markets have experienced an unusually high degree of volatility.  As a result, the market for fixed income securities has experienced illiquidity, increased price volatility, credit downgrade events and increased expected probability of default.  Securities that are less liquid are more difficult to value and may be hard to sell, if desired.  These market disruptions have led to increased impairments of securities in the general accounts of our insurance subsidiaries, thereby reducing contract holders’ surplus.

The earnings of our insurance subsidiaries also impact contract holders’ surplus. Principal sources of earnings are insurance premiums and fees, annuity considerations, investment advisory fees, and income from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash.  Recent economic conditions have resulted in lower earnings in our insurance subsidiaries.  Lower earnings constrain the growth in the insurance subsidiaries’ capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us.

In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses.  Notwithstanding the foregoing, we believe that our insurance subsidiaries have sufficient liquidity to meet their policy holder obligations and maintain their operations.

The result of the difficult economic and market conditions in reducing the contract holders’ surplus of our insurance subsidiaries has affected our ability to pay shareholder dividends and to engage in share repurchases.  We have taken actions to reduce the holding company’s liquidity needs, including reducing our quarterly common dividend to $0.01 per share, as well as to increase the capital of our insurance subsidiaries through our $690 million common stock offering in June 2009 and participation in the TARP CPP.  In the event that current resources do not satisfy our current needs, we may have to seek additional financing, which may not be available or only available with unfavorable terms and conditions.  For a further discussion of liquidity, see “Part II — Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Review of Consolidated Financial Condition — Liquidity and Capital Resources” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2008 and “Part I — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Review of Consolidated Financial Condition — Liquidity and Capital Resources” in LNC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Furthermore, we distribute a significant amount of our insurance, annuity and mutual fund products through large financial institutions. We believe that the mergers of several of these entities, as well as the negative impact of the markets on these entities, has disrupted and may lead to further disruption of their businesses, which may have a negative effect on our production levels.

Our participation in a securities lending program and a reverse repurchase program subjects us to potential liquidity and other risks.

We participate in a securities lending program for our general account whereby fixed income securities are loaned by our agent bank to third parties, primarily major brokerage firms and commercial banks. The borrowers of our securities provide us with collateral, typically in cash, which we separately maintain. We invest such cash collateral in other securities, primarily in commercial paper and money market or other short term funds. Securities with a fair value of $668 million were on loan under the program as of September 30, 2009. Securities loaned under such transactions may be sold or repledged by the transferee. We were liable for cash collateral under our control of $694 million as of September 30, 2009.

We participate in a reverse repurchase program for our general account whereby we sell fixed income securities to third parties, primarily major brokerage firms, with a concurrent agreement to repurchase those same securities at a determined future date. The borrowers of our securities provide us with cash collateral which is typically invested in fixed maturity securities. The fair value of securities pledged under reverse repurchase agreements was $364 million as of September 30, 2009.

As of September 30, 2009, substantially all of the securities on loan under the program could be returned to us by the borrowers at any time.  Collateral received under the reverse repurchase program cannot be returned prior to maturity, however, market conditions on the repurchase date may limit our ability to enter into new agreements. The return of loaned securities or our inability to enter into new reverse repurchase agreements would require us to return the cash collateral associated with such securities. In addition, in some cases, the maturity of the securities held as invested collateral (i.e. securities that we have purchased with cash received from the third parties) may exceed the term of the related securities and the market value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, and we may be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under stressful capital market and economic conditions, such as those conditions we have experienced recently, liquidity broadly deteriorates, which may further restrict our ability to sell securities.

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims. For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policy, the timing of the event covered by the insurance policy, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

As part of our transition plan related to the rescission of a reinsurance treaty covering our disability income business, we are conducting a reserve study to determine the adequacy of the reserves to cover contract holder obligations.  This study, which we expect will be complete by the fourth quarter of 2009, could result in an increase to the reserves that we have assumed from Swiss Re pursuant to the rescission agreement. Any resulting increase may have a material impact on our results for the quarter in which the adjustment is recorded.

The sensitivity of our statutory reserves and surplus established for our variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline. The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance. Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain.  Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims. If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee revenue that we earn on equity-based variable annuities, unit-linked accounts, VUL insurance policies and investment advisory business is based upon account values. Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee revenue. Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee revenue resulting from strong equity markets increases the expected gross profits, or “EGPs,” from variable insurance products as do better than expected lapses, mortality rates and expenses. As a result, higher EGPs may result in lower net amortized costs related to DAC, DSI, VOBA, DFEL and changes in future contract benefits. However, a decrease in the equity markets, as well as worse than expected increases in lapses, mortality rates and expenses, depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources.  For example, in the fourth quarter of 2008, we reset our baseline of account values from which EPGs are projected.  As a result of this and the impact of the volatile capital market conditions on our annuity reserves, we had a cumulative unfavorable prospective unlocking of $223 million, after tax.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity products include guaranteed benefit riders. These include guaranteed death benefit, or “GDB,” guaranteed withdrawal benefit, or “GWB,” and guaranteed income benefit, or “GIB,” riders. Our GWB, GIB and 4LATER® (a form of GIB rider) features have elements of both insurance benefits accounted for under the Financial Services – Insurance – Claim Costs and Liabilities for Future Policy Benefits Subtopic of the Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (“ASC”) (“benefit reserves”) and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC (“embedded derivative reserves”). The reserves accounted for under the Financial Services – Insurance – Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC resulting from a benefit ratio unlocking component are calculated in a manner consistent with our GDB, as described below. We calculate the value of the embedded derivative reserve and the benefit reserve based on the specific characteristics of each GLB feature.  The amount of reserves related to GDB for variable annuities is tied to the difference between the value of the underlying accounts and the GDB, calculated using a benefit ratio approach. The GDB reserves take into account the present value of total expected GDB payments, the present value of total expected GDB assessments over the life of the contract, claims paid to date and assessments to date. Reserves for our GIB and certain GWB with lifetime benefits are based on a combination of fair value of the underlying benefit and a benefit ratio approach that is based on the projected future payments in excess of projected future account values. The benefit ratio approach takes into account the present value of total expected GIB payments, the present value of total expected GIB assessments over the life of the contract, claims paid to date and assessments to date. The amount of reserves related to those GWB that do not have lifetime benefits is based on the fair value of the underlying benefit.

Both the level of expected payments and expected total assessments used in calculating the benefit ratio are affected by the equity markets. The liabilities related to fair value are impacted by changes in equity markets, interest rates and volatility. Accordingly, strong equity markets will decrease the amount of reserves that we must carry, and strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value. Conversely, a decrease in the equity markets will increase the expected future payments used in the benefit ratio approach, which has the effect of increasing the amount of reserves. Also, a decrease in the equity market along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value, which are the conditions we have experienced recently.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs. Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits. However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected and divergence between the performance of the underlying funds and hedging indices.  For example, for the quarters ended September 30, 2009 and 2008, we experienced a breakage on our guaranteed living benefits net derivatives results of $57 million and $252 million, pre-DAC, pre-tax.  Breakage is defined as the difference between the change in the value of the liabilities, excluding the amount related to the non-performance risk component, and the change in the fair value of the derivatives. The non-performance risk factor is required under the Fair Value Measurements and Disclosures Topic of the FASB ASC, which requires us to consider our own credit standing, which is not hedged, in the valuation of certain of these liabilities. A decrease in our own credit spread could cause the value of these liabilities to increase, resulting in a reduction to net income. Conversely, an increase in our own credit spread could cause the value of these liabilities to decrease, resulting in an increase to net income.

In addition, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income. These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity.

Changes in interest rates may cause interest rate spreads to decrease and may result in increased contract withdrawals.

Because the profitability of our fixed annuity and interest-sensitive whole life, UL and fixed portion of VUL insurance business depends in part on interest rate spreads, interest rate fluctuations could negatively affect our profitability. Changes in interest rates may reduce both our profitability from spread businesses and our return on invested capital. Some of our products, principally fixed annuities, interest-sensitive whole life, UL and the fixed portion of VUL insurance, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our “spread,” or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive. We therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments then available. Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk. Because we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could decrease and potentially become negative. Increases in interest rates may cause increased surrenders and withdrawals of insurance products. In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns. This process may lead to a flow of cash out of our businesses. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

Losses due to defaults by others could reduce our profitability or negatively affect the value of our investments.

Third parties that owe us money, securities or other assets may not pay or perform their obligations. These parties include the issuers whose securities we hold, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons. A further downturn in the U.S. and other economies could result in increased impairments.

Defaults on our mortgage loans and volatility in performance may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties. Mortgage loans are stated on our balance sheet at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of valuation allowances. We establish valuation allowances for estimated impairments as of the balance sheet date based on information, such as the market value of the underlying real estate securing the loan, any third party guarantees on the loan balance or any cross collateral agreements and their impact on expected recovery rates. As of September 30, 2009, there were nine impaired mortgage loans, or less than 1% of total mortgage loans, and seven mortgage loans that were two or more payments delinquent. The performance of our mortgage loan investments, however, may fluctuate in the future. In addition, some of our mortgage loan investments have balloon payment maturities. An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.

Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

Our investments are reflected within our consolidated financial statements utilizing different accounting bases, and, accordingly, we may not have recognized differences, which may be significant, between cost and fair value in our consolidated financial statements.

Our principal investments are in fixed maturity and equity securities, mortgage loans on real estate, policy loans, short-term investments, derivative instruments, limited partnerships and other invested assets. The carrying value of such investments is as follows:

•
Fixed maturity and equity securities are classified as AFS, except for those designated as trading securities, and are reported at their estimated fair value. The difference between the estimated fair value and amortized cost of such securities (i.e. unrealized investment gains and losses) is recorded as a separate component of other comprehensive income or loss, net of adjustments to DAC, policyholder related amounts and deferred income taxes;

•
Fixed maturity and equity securities designated as trading securities, which support certain reinsurance arrangements, are recorded at fair value with subsequent changes in fair value recognized in realized gain (loss). However, offsetting the changes to fair value of the trading securities are corresponding changes in the fair value of the embedded derivative liability associated with the underlying reinsurance arrangement.  In other words, the investment results for the trading securities, including gains and losses from sales, are passed directly to the reinsurers through the contractual terms of the reinsurance arrangements.  However, there are trading securities associated with the disability income business for which the reinsurance agreement with Swiss Re was rescinded, and therefore, we now retain the gains and losses on those securities;

•
Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value;

•	Mortgage loans are stated at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, net of valuation allowances;

•	Policy loans are stated at unpaid principal balances;

•	Real estate joint ventures and other limited partnership interests are carried using the equity method of accounting; and

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Other invested assets consist principally of derivatives with positive fair values. Derivatives are carried at fair value with changes in fair value reflected in income from non-qualifying derivatives and derivatives in fair value hedging relationships. Derivatives in cash flow hedging relationships are reflected as a separate component of other comprehensive income or loss.

Investments not carried at fair value in our consolidated financial statements — principally, mortgage loans, policy loans and real estate — may have fair values which are substantially higher or lower than the carrying value reflected in our consolidated financial statements. In addition, unrealized losses are not reflected in net income unless we realize the losses by either selling the security at below amortized cost or determine that the decline in fair value is deemed to be other-than-temporary (i.e. impaired). Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

Our valuation of fixed maturity, equity and trading securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity, equity and trading securities and short-term investments, which are reported at fair value on our Consolidated Balance Sheets, represented the majority of our total cash and invested assets. Pursuant to the Fair Value Measurements and Disclosures Topics of the FASB ASC, we have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The determination of fair values in the absence of quoted market prices is based on: valuation methodologies; securities we deem to be comparable; and assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer and quoted market prices of comparable securities. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of significantly increasing/decreasing or high/low interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods which are more sophisticated or require greater estimation, thereby resulting in values which may be less than the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, policy loans and other limited partnership interests. These asset classes represented 24% of the carrying value of our total cash and invested assets as of September 30, 2009. Even some of our very high quality assets have been more illiquid as a result of the recent challenging market conditions.

If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices.

We invest a portion of our invested assets in investment funds, many of which make private equity investments. The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter. Recent equity and credit market volatility may reduce investment income for these types of investments.

In addition, other external factors may cause a drop in value of investments, such as ratings downgrades on asset classes. For example, Congress has proposed legislation to amend the U.S. Bankruptcy Code to permit bankruptcy courts to modify mortgages on primary residences, including an ability to reduce outstanding mortgage balances. Such actions by bankruptcy courts may impact the ratings and valuation of our residential mortgage-backed investment securities.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

We adopted updates to the Investments – Debt and Equity Securities Topic of the FASB ASC for our debt securities effective January 1, 2009.  This adoption required that an OTTI loss be separated into the amount representing the decrease in cash flows expected to be collected, or “credit loss,” which is recognized in earnings, and the amount related to all other factors, or “noncredit loss,” which is recognized in other comprehensive income, or “OCI.”  In addition, the requirement for management to assert that it has the intent and ability to hold an impaired security until recovery was replaced with the requirement that management assert that it does not have the intent to sell the security and that it is more likely than not that it will not have to sell the security before recovery of its cost basis.

We regularly review our AFS securities for declines in fair value that we determine to be other-than-temporary.  For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an OTTI has occurred, and the amortized cost of the equity security is written down to the current fair value, with a corresponding change to realized gain (loss) on our Consolidated Statements of Income.  When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of decline, a fundamental analysis of the liquidity, business prospects and overall financial condition of the issuer.

For a debt security, if we intend to sell a security or it is more likely than not we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude than an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized gain (loss) on our Consolidated Statements of Income.  If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized gain (loss) on our Consolidated Statements of Income, as this is also deemed the credit portion of the OTTI.  The remainder of the decline to fair value is recorded to OCI to unrealized OTTI loss on AFS securities on our Consolidated Statements of Stockholders’ Equity, as this is considered a noncredit (i.e., recoverable) impairment.  We had total OTTI of $148 million for the quarter ended September 30, 2009, compared to $237 million for the quarter ended September 30, 2008.

Related to our unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized.  The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets. Realized losses or impairments may have a material adverse impact on our results of operations and financial position.

We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders’ equity levels.

As of September 30, 2009, we had approximately $1.5 billion in principal amount of capital securities outstanding. All of the capital securities contain covenants that require us to make interest payments in accordance with an alternative coupon satisfaction mechanism, or “ACSM,” if we determine that one of the following triggers exists as of the 30th day prior to an interest payment date, or the “determination date”:

1. LNL’s RBC ratio is less than 175% (based on the most recent annual financial statement filed with the State of Indiana); or

2. (i) The sum of our consolidated net income for the four trailing fiscal quarters ending on the quarter that is two quarters prior to the most recently completed quarter prior to the determination date is zero or negative, and (ii) our consolidated stockholders’ equity (excluding accumulated other comprehensive income and any increase in stockholders’ equity resulting from the issuance of preferred stock during a quarter), or “adjusted stockholders’ equity,” as of (x) the most recently completed quarter and (y) the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the quarter that is ten fiscal quarters prior to the last completed quarter, or the “benchmark quarter.”

The ACSM would generally require us to use commercially reasonable efforts to satisfy our obligation to pay interest in full on the capital securities with the net proceeds from sales of our common stock and warrants to purchase our common stock with an exercise price greater than the market price. We would have to utilize the ACSM until the trigger events above no longer existed, and, in the case of test 2 above, our adjusted stockholders’ equity amount increased or declined by less than 10% as compared to the adjusted stockholders’ equity at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed by test 2 above.

If we were required to utilize the ACSM and were successful in selling sufficient shares of common stock or warrants to satisfy the interest payment, we would dilute the current holders of our common stock. Furthermore, while a trigger event is occurring and if we do not pay accrued interest in full, we may not, among other things, pay dividends on or repurchase our capital stock. Our failure to pay interest pursuant to the ACSM will not result in an event of default with respect to the capital securities, nor will a nonpayment of interest, unless it lasts for ten consecutive years, although such breaches may result in monetary damages to the holders of the capital securities.

In recent quarters, we have triggered the net income test as a result of quarterly consolidated net losses, and we may continue to trigger the net income test looking forward to future quarters.  However, our efforts to raise capital in the form of equity in the second and third quarters of 2009 resulted in no trigger of the overall shareholders’ equity test looking forward to the quarters ending December 31, 2009, and March 31, 2010.

The calculations of RBC, net income (loss) and adjusted stockholders’ equity are subject to adjustments and the capital securities are subject to additional terms and conditions as further described in supplemental indentures filed as exhibits to our Forms 8-K filed on March 13, 2007, May 17, 2006, and April 20, 2006.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors — the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as VACARVM and principles based reserving, our inability to secure capital market solutions to provide reserve relief, such as issuing letters of credit to support captive reinsurance structures, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. The RBC ratio is also affected by the product mix of the in-force book of business (i.e. the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees). Most of these factors are outside of our control. Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. In addition, in extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees may increase at a rate greater than the rate of change of the markets. Increases in reserves reduce the statutory surplus used in calculating our RBC ratios. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past. Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies. For more information on risks regarding our ratings, see “— A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors” below.

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

Nationally recognized rating agencies rate the financial strength of our principal insurance subsidiaries and rate our debt. Ratings are not recommendations to buy our securities. Each of the rating agencies reviews its ratings periodically, and our current ratings may not be maintained in the future. In late September and early October of 2008, A.M. Best, Fitch, Moody’s and S&P each revised their outlook for the U.S. life insurance sector from stable to negative.  We believe that the rating agencies continue to have the insurance industry on negative watch, and therefore, the industry and individual insurance companies remain under heightened scrutiny with the possibility of future downgrades if the companies or markets weaken.

Our financial strength ratings, which are intended to measure our ability to meet contract holder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products as potential customers may select companies with higher financial strength ratings and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings.

This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income. Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions. The interest rates we pay on our borrowings are largely dependent on our credit ratings. The recent downgrades and future downgrades of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital. In addition, the recent downgrades and future downgrades of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth at our insurance subsidiaries and to maintain or improve the current financial strength ratings of our principal insurance subsidiaries. Additional future downgrades of one or more of our ratings have become more likely as several of the ratings agencies have negative outlooks on our credit and insurer financial strength ratings.

As a result of approximately $2.1 billion in capital raising in the second and third quarters of 2009, Moody’s, S&P, Fitch and A.M. Best affirmed our debt ratings and the financial strength ratings of LNL, LLANY and FPP.  Our ratings outlook remains negative, with the exception of S&P, which revised its outlook to stable from negative.  All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that we or our principal insurance subsidiaries can maintain these ratings.  Please see “Part I — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Summary” in LNC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 for more information on our ratings.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, one of our insurance subsidiaries, LLANY, provides 100% indemnity reinsurance for the business assumed, however, the third-party insurer, or the “cedent,” remains primarily liable on the underlying insurance business. Under these types of agreements, at September 30, 2009, we held statutory reserves of approximately $3.4 billion. These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios. If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide letters of credit at least equal to the relevant statutory reserves. Under the largest indemnity reinsurance arrangement, we held approximately $2.4 billion of statutory reserves at September 30, 2009. LLANY must maintain an A.M. Best financial strength rating of at least B+, an S&P financial strength rating of at least BB+ and a Moody’s financial strength rating of at least Ba1, as well as maintain a RBC ratio of at least 160% or an S&P capital adequacy ratio of 100%, or the cedent may recapture the business. Under two other arrangements, by which we established approximately $1 billion of statutory reserves, LLANY must maintain an A.M. Best financial strength rating of at least B++, an S&P financial strength rating of at least BBB- and a Moody’s financial strength rating of at least Baa3. One of these arrangements also requires LLANY to maintain an RBC ratio of at least 185% or an S&P capital adequacy ratio of 115%. Each of these arrangements may require LLANY to place assets in trust equal to the relevant statutory reserves. As of December 31, 2008, LLANY’s RBC ratio exceeded 500%.  Please see “Part I — Item2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Executive Summary” in LNC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 for more information on our ratings.

If the cedent recaptured the business, LLANY would be required to release reserves and transfer assets to the cedent. Such a recapture could adversely impact our future profits. Alternatively, if LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Our businesses are heavily regulated and changes in regulation may reduce our profitability.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business. The supervision and regulation relate to numerous aspects of our business and financial condition. The primary purpose of the supervision and regulation is the protection of our insurance contract holders, and not our investors. The extent of regulation varies, but generally is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things:

•	Standards of minimum capital requirements and solvency, including RBC measurements;

•	Restrictions of certain transactions between our insurance subsidiaries and their affiliates;

•	Restrictions on the nature, quality and concentration of investments;

•	Restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;

•	Limitations on the amount of dividends that insurance subsidiaries can pay;

•	The existence and licensing status of the company under circumstances where it is not writing new or renewal business;

•	Certain required methods of accounting;

•	Reserves for unearned premiums, losses and other purposes; and

•
Assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.  As of September 30, 2009, no state insurance regulatory authority had imposed on us any substantial fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

In addition, Lincoln Financial Network and Lincoln Financial Distributors, as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and the Financial Industry Regulatory Authority, or “FINRA.” Our Investment Management segment is subject to regulation and supervision by the SEC, the FINRA, the Municipal Securities Rulemaking Board, the Pennsylvania Department of Banking and jurisdictions of the states, territories and foreign countries in which they are licensed to do business. Lincoln UK is subject to regulation by the FSA in the U.K. LNC, as a savings and loan holding company and Newton County Loan and Savings, FSB, are subject to regulation and supervision by the Office of Thrift Supervision. As a savings and loan holding company, we would also be subject to the requirement that our activities be financially-related activities as defined by federal law (which includes insurance activities).  These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations. Finally, our radio operations require a license, subject to periodic renewal, from the Federal Communications Commission to operate. While management considers the likelihood of a failure to renew remote, any station that fails to receive renewal would be forced to cease operations.

Many of the foregoing regulatory or governmental bodies have the authority to review our products and business practices and those of our agents and employees. In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular “sweep” inquiries and more detailed review of disclosure documents. These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations.

The Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation XXX” or “XXX,” requires insurers to establish additional statutory reserves for term life insurance policies with long-term premium guarantees and UL policies with secondary guarantees. In addition, Actuarial Guideline 38, or “AG38,” clarifies the application of XXX with respect to certain UL insurance policies with secondary guarantees. Virtually all of our newly issued term and the great majority of our newly issued UL insurance products are now affected by XXX and AG38.

As a result of this regulation, we have established higher statutory reserves for term and UL insurance products and changed our premium rates for term life insurance products. We also have implemented reinsurance and capital management actions to mitigate the capital impact of XXX and AG38, including the use of letters of credit to support the reinsurance provided by a captive reinsurance subsidiary. However, we cannot provide assurance that there will not be regulatory, rating agency or other challenges to the actions we have taken to date. The result of those potential challenges could require us to increase statutory reserves or incur higher operating and/or tax costs. Any change to or repeal of XXX or AG38 could reduce the competitive advantage of our reinsurance and capital management actions and could adversely affect our market position in the life insurance market. In addition, as a result of current capital market conditions and disruption in the credit markets, our ability to secure additional letters of credit or to secure them at current costs may impact the profitability of term and UL insurance products.  Please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Liquidity and Cash Flow — Subsidiaries” in LNC’s Annual Report on Form 10-K for the year ended December 31, 2008, and “Part I — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Review of Consolidated Financial Condition — Liquidity and Capital Resources — Sources of Liquidity and Cash Flow” in LNC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 for a further discussion of our capital management in connection with XXX.

In light of the current downturn in the credit markets and the increased spreads on asset-backed debt securities, we also cannot provide assurance that we will be able to continue to implement actions to mitigate the impact of XXX or AG38 on future sales of term and UL insurance products. If we are unable to continue to implement those actions, we may be required to increase statutory reserves, incur higher operating costs and lower returns on products sold than we currently anticipate or reduce our sales of these products. We also may have to implement measures that may be disruptive to our business. For example, because term and UL insurance are particularly price-sensitive products, any increase in premiums charged on these products in order to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and adversely affect our life insurance operations.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal actions in the ordinary course of our insurance and investment management operations, both domestically and internationally. Pending legal actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects.  For more information on pending material legal proceedings, please see “Part II — Item 8. Financial Statements and Supplementary Data — Note 14” in our Annual Report on Form 10-K for the year ended December 31, 2008, and “Part I — Item 1. Financial Statements — Note 11” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Changes in U.S. federal income tax law could increase our tax costs and make the products that we sell less desirable.

Changes to the Internal Revenue Code, administrative rulings or court decisions could increase our effective tax rate and lower our net income. In this regard, on May 11, 2009, the Treasury Department released the “General Explanations of the Administration’s Fiscal Year 2010 Revenue Proposals” including proposals which, if enacted, would affect the taxation of life insurance companies and certain life insurance products.  The statutory language to be enacted on the basis of these proposals would change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the dividend received deduction. The dividend received deduction reduces the amount of dividend income subject to tax and is a significant component of the difference between our actual tax expense and expected amount determined using the federal statutory tax rate of 35%.  Our income tax provision for the year ended December 31, 2008 included a separate account dividend received deduction benefit of $81 million.  In addition, the proposals would affect the treatment of corporate owned life insurance policies, or “COLI,” by limiting the availability of certain interest deductions for companies that purchase those policies. If proposals of this type were enacted, our sale of COLI, variable annuities, and variable life products could be adversely affected and our actual tax expense could increase, reducing earnings.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face a risk of non-collectibility of reinsurance, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as ceding). As of December 31, 2008, we ceded approximately $347 billion of life insurance in force to reinsurers for reinsurance protection.  Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of September 30, 2009, we had $7.7 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts. Of this amount, $3.2 billion related to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement. Swiss Re has funded a trust to support this business. The balance in the trust changes as a result of ongoing reinsurance activity and was $2.0 billion as of September 30, 2009.  As a result of Swiss Re’s S&P financial strength rating dropping below AA-, Swiss Re was required to fund an additional trust of approximately $1.8 billion as of September 30, 2009, to support this business. Swiss Re funded the new trust in October of 2009. Furthermore, approximately $1.2 billion of the Swiss Re treaties are funds withheld structures where we have a right of offset on assets backing the reinsurance receivables.

The balance of the reinsurance is due from a diverse group of reinsurers. The collectibility of reinsurance is largely a function of the solvency of the individual reinsurers. We perform annual credit reviews on our reinsurers, focusing on, among other things, financial capacity, stability, trends and commitment to the reinsurance business. We also require assets in trust, letters of credit or other acceptable collateral to support balances due from reinsurers not authorized to transact business in the applicable jurisdictions. Despite these measures, a reinsurer’s insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract, especially Swiss Re, could have a material adverse effect on our results of operations and financial condition.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance.

We reinsure a significant amount of the mortality risk on fully underwritten, newly issued, individual life insurance contracts. We regularly review retention limits for continued appropriateness and they may be changed in the future. If we were to experience adverse mortality or morbidity experience, a significant portion of that would be reimbursed by our reinsurers. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers not willing to offer coverage. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes may adversely impact liabilities for contract holder claims and the availability of reinsurance.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism or other event that causes a large number of deaths or injuries. Significant influenza pandemics have occurred three times in the last century, but the likelihood, timing or severity of a future pandemic cannot be predicted. In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Pandemics, hurricanes, earthquakes and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people.  Intense competition exists for the key employees with demonstrated ability, and we may be unable to hire or retain such employees, particularly in light of compensation restrictions that will be applicable to us in connection with our planned participation in the TARP CPP.  The unexpected loss of services of one or more of our key personnel could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees.  We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial position. Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining key employees, including financial advisors, wholesalers, and other employees, as well as independent distributors of our products.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives. These representatives are not captive, which means they may also sell our competitors’ products. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive. We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings. Our competitors include insurers, broker-dealers, financial advisors, asset managers and other financial institutions. A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.

In recent years, there has been substantial consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. We expect consolidation to continue and perhaps accelerate in the future, thereby increasing competitive pressure on us.

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law. Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us. Also, provisions in our articles of incorporation, bylaws and other agreements to which we are a party could delay, deter or prevent our change in control, even if a change in control would be beneficial to shareholders. In addition, under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent. One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the board of directors prior to such person becoming an interested shareholder. In addition, our articles of incorporation contain a provision requiring holders of at least three-fourths of our voting shares then outstanding and entitled to vote at an election of directors, voting together, to approve a transaction with an interested shareholder rather than the simple majority required under Indiana law.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control. As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled. The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval. Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person. Similarly, as a result of its ownership of Newton County Loan & Savings, FSB, LNC is considered to be a savings and loan holding company. Federal banking laws generally provide that no person may acquire control of LNC, and gain indirect control of Newton County Loan & Savings, FSB, without prior regulatory approval. Generally, beneficial ownership of 10% or more of the voting securities of LNC would be presumed to constitute control.

 SUMMARY OF THE PLAN

The purpose of the Plan is to encourage and assist you and other participants in adopting a regular savings and investment program, and to help you to build a secure retirement.

Effective October 1, 2008, the Lincoln Alliance®  program (“Lincoln Alliance”) became the administrator and recordkeeper of the Plan.  You may transact your account activity or obtain the current value of your account at any time via the Lincoln Alliance web site at www.LincolnAlliance.com, or via the Lincoln Alliance Customer Service Center at 1-800-234-3500.  Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

Eligibility And Participation

An Agent who meets the following criteria is eligible to participate in the Plan:

•	The agent is a citizen or resident of the United States;
•	The agent is classified as a full-time life insurance salesperson under the Federal Insurance Contributions Act; and
•	The agent has entered into an AG2K contract or benefits eligible BJ-02300 contract with LNL or a NYAG contract with Lincoln Life & Annuity Company of New York (“LNY”).

Agents who meet all three of the above requirements are eligible to participate in the Plan (“Agents”).

Beginning on the first pay period in June 2006, or as soon as practicable thereafter, certain participants in the former Jefferson Pilot Corporation TeamShare Plan became eligible to participate in this Plan: the Agency Building General Agency (ABGA) agents and the District Agency Network (DAN) agents.

Any Agent may become a Participant in the Plan by calling the Lincoln Alliance® Customer Service Center at 1-800-234-3500, or accessing the Lincoln Alliance® Web site at:  http://www.LincolnAlliance.com and using their assigned personal identification number to complete the enrollment process.

In order to participate:

•
you must designate a rate of Pre-Tax Contributions to the Plan between 1% and 50%; Pre-Tax Contributions are voluntary deferrals from your “Pensionable Earnings” (as defined below); however if you are considered a “highly compensated participant” as described below on page 29, your rate of Pre-Tax Contributions will be limited  to the percentage determined by the Committee annually.  The Pre-Tax limit for 2009 Pensionable Earnings is 10%.

•
effective January 1, 2009, you may also designate a rate of Roth 401(k) Contributions to the Plan.  Roth 401(k) Contributions are after-tax voluntary deferrals from your “Pensionable Earnings.  Your Pre-Tax and Roth 401(k) Contributions will be combined in determining the maximum contribution limit.

•
you must provide Lincoln Alliance® with investment directions specifying how you want your Pre-Tax or Roth 401(k) Contributions, your Company Contributions, and your Rollover Contributions*, if any, invested among the Investment Options available under the Plan; and

•	you must designate a beneficiary to receive benefits under the Plan in the event of your death.

*For a description of Pre-Tax, Roth 401(k) (effective 1/1/2009), Company, and Rollover Contributions, please see the Section entitled “Participant Contributions” below.

Your participation in this Plan is effective on the date you complete the enrollment process, as determined by the Plan Administrator.  Enrollment is complete and effective only when you have made the required designations and elections, and you have received a confirmation number. Deductions begin, where administratively practicable, with your first commission statement after enrollment is complete.

Your enrollment and election forms authorize us to deduct the amount you elected to contribute from your Pensionable Earnings on a pre-tax basis or post-tax basis if you make Roth 401(k) contributions after January 1, 2009.

Pensionable Earnings

Pensionable Earnings are defined as all first year and renewal commissions paid to you during the Plan Year for life insurance and annuity products while you have a contract with us.  Pensionable Earnings also include the following items*:

♦	production bonuses;
♦	agent or sales manager subsidies;
♦	training allowances;
♦	overrides;
♦	service fees;
♦	amounts not included in gross income under a cafeteria plan as described under IRC section 125 and elective deferrals under a cash or deferred arrangement under IRC section 402(e)(3);

Pensionable Earnings exclude the following items*:

○	commissions or fees from the sale of non-proprietary products;
○	compensation paid under a broker contract;
○	amounts deferred under a non-qualified deferred compensation plan under IRC section 409A;
○	company contributions or credits (including matches) made under other plans;
○	prize awards;
○	moving expenses;
○	retired agent bonuses;
○	agency expense allowances;
○	commissions or fees paid by Jefferson Pilot Financial Insurance Company (the “Group Protection” business) or any of its affiliates;
○	commissions or fees paid by Jefferson Pilot Securities Corporation (“JPSC”) or any of its affiliates;
○	commissions or fees paid with respect to policies issued by Kentucky Central Life Insurance Company, or any other insurance company where we assumed insurance obligations;
○	expenses charged, paid, or reimbursed relating to conventions, sales meetings, or similar events.

*	Not all of the items of compensation enumerated above (either included or excluded from Pensionable Earnings) are applicable to every Agent.

Your participation in the Plan is voluntary and we make no recommendations as to whether you or any other eligible agent should or should not participate.

 Participant Contributions

Pre-Tax Contributions

You may contribute your Pensionable Earnings to the Plan on a pre-tax basis (“Pre-Tax Contributions”).  You may elect to contribute between 1% and 50% of your Pensionable Earnings, but no more than the maximum allowed annually by the Internal Revenue Service (“IRS”) ($16,500 in 2009, adjusted periodically by the IRS).

However, if you are a highly compensated participant (currently, anyone who made at least $105,000 in 2008) your rate of Pre-Tax Contributions will be limited to the percentage determined by the Committee annually.  This limit will be communicated to you.   The Pre-Tax limit for highly compensated participants for 2009 is 10% Pensionable Earnings.  You may change the rate of your contributions to the Plan at any time, with the change effective in most cases on the next payday.  You may suspend contributions to the Plan, or begin contributing to the Plan, at any time.  Your Pre-Tax Contributions will be credited to a separate Pre-Tax Contribution account established in your name.

In addition, if you are age 50 or older, you may make additional pre-tax “catch-up” contributions to the Plan.  The catch-up amount for 2009 is $5,500.

To be eligible to make a catch-up contribution for any Plan Year, you must:

•	be age 50 or older by the end of such Plan Year;

•	have contributed the maximum annual Pre-Tax Contribution amount allowable under various IRS and Plan limits (described above); and

•
have contributed at the maximum rate allowed by the Plan for the entire Plan Year without exceeding the maximum annual Pre-Tax Contribution amount allowable. (50%, or 10% for 2009 if you are a highly compensated participant).

If, under the rules outlined above, you are eligible to make catch-up contributions; your catch-up contributions will not be subject to the 10% limit for highly compensated participants or the $16,500 IRS limit referred to above.

The Plan’s recordkeeper will review participant accounts to ensure these eligibility requirements were met.  If their review shows that you contributed less than the maximum allowed under the various limits, or at less than the maximum rate at any time during the Plan Year, your catch-up contributions will be reclassified as regular Pre-Tax Contributions.  Please note that Company Contributions (as described below) will not be made with respect to catch-up contributions.  In addition, Company Contributions will not be credited with respect to catch-up contributions that are re-classified as regular contributions.

After-Tax Contributions

Prior to January 1, 1989, you were permitted to make contributions to the Plan from your after-tax earnings (“After-Tax Contributions”).  A separate After-Tax Contribution account will be maintained for each participant who made After-Tax Contributions to the Plan before January 1, 1989.

Roth 401(k) Contributions

The Roth 401(k) feature of the Plan is effective January 1, 2009.  This feature allows you to save money in your account through payroll deductions on an after-tax basis.  Even if you are already making Pre-Tax Contributions, you can also make Roth 401(k) contributions.  However, a combination of both Pre-Tax and Roth 401(k) contributions cannot exceed the annual deferral limit.  For 2009, the deferral limit is $16,500 (or $22,000 including before-tax catch-up contributions). The benefit of making Roth 401(k) contributions is that earnings on contributions can be withdrawn tax-free if certain criteria are met.

Factors to consider:

•	You have the flexibility to make Pre-Tax Contributions, Roth 401(k) Contributions, or a combination of both.
•	Roth 401(k) Contributions and Pre-Tax Contributions will be accounted for separately in your account.
•	You cannot transfer balances between your Pre-Tax Contribution account and your Roth 401(k) Contribution account.
•
Your Roth 401(k) and Pre-Tax Contributions will be eligible for the basic company matching contribution, up to 6% of your Pensionable Earnings that you contribute, as described earlier.  For example, if you contribute 6% Roth 401(k) or 6% Pre-Tax, or a combination of 3% Roth and 3% Pre-Tax, you will receive company matching contributions on your contributions up to 6% of your Pensionable Earnings that you contribute.  Company matching contributions are pre-tax contributions, subject to taxation when distributed to you.

•	Roth 401(k) Contributions and earnings will not be subject to federal taxes at retirement if your withdrawals are considered “qualified distributions.”

A withdrawal from a Roth 401(k) is considered a “qualified distribution” and not taxed if:

1.	The withdrawal is taken after death, disability or upon reaching age 59½; and
2.	The withdrawal occurs at least five years after you make your first Roth 401(k) Contribution.

In addition, if your contract terminates, you may have the option to roll over your Roth 401(k) Contributions to a Roth IRA or to a new employer’s plan if it allows Roth 401(k) Contributions.

Rollover Contributions

You may transfer or “rollover” amounts from the taxable amount of your distributions from a traditional or conduit IRA; plans qualified under 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan; a Section 403(b) plan; and an eligible Section 457(b) plan maintained by a governmental employer (“Rollover Contributions”).

Any loan you may have outstanding from such other plan may not be rolled over into this Plan.

The rollover may be made directly from another plan to this Plan, or you may elect within 60 days following the date you receive payment from a plan to roll over the distribution.  There are certain tax consequences related to having the distribution made payable directly to you and then electing the rollover option.

Any Rollover Contributions accepted by the Plan Administrator will be credited to a separate Rollover Contribution account established in your name.

To get a rollover contribution form, visit the Lincoln Alliance Web site at www.LincolnAlliance.com, or speak with a representative at the Lincoln Alliance Customer Service Center at 1-800-234-3500.  Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

 Company Contributions

We may make two types of contributions to the Plan on your behalf: a company basic matching contribution and a company discretionary matching contribution, if applicable.   Unless we distinguish between these two types of contributions, the term “Company Contributions” refers to both kinds.

Each pay period, we will credit your account with a basic company matching contribution of $0.50 for every $1.00 you invest in the Plan, for up to 6% of your Pensionable Earnings.

If you are an ABGA or DAN Agent who completed at least one year of service commencing on the effective date of your full time agent’s contract, during the period beginning June 1, 2006 and ending on December 31, 2006 you were credited with $0.10 for every $1.00 you invested in the Plan for up to 6% of your Pensionable Earnings.  Beginning on January 1, 2007 and thereafter, you are credited with $0.50 for every $1.00 you invest in the Plan, for up to 6% of your Pensionable Earnings.

In addition, each Plan year we may make an additional discretionary matching contribution of up to $1.00 for every $1.00 you contributed up to 6% of your Pensionable Earnings each pay period.  We reserve the right to discontinue the practice of making discretionary matching contributions at any time.  ABGA and DAN agents are not eligible for any discretionary matching contribution made by the Company.  You must be an agent in good standing on the last day of the Plan Year in order to be eligible for the additional discretionary matching contribution.  However, if you are absent on the last day of the Plan Year because you retired during the Plan Year, or due to your death or disability, you will still be eligible for this discretionary matching contribution.   The discretionary match must be authorized and approved by our Board of Directors.  Discretionary contributions, if approved, will be credited to your Company Contribution account after the close of the Plan Year to which the contribution relates.

The maximum amount possible for us to contribute in any Plan Year to your Plan account is $1.50 for every $1.00 you contributed, up to 6% of your Pensionable Earnings.  Any Company Contributions will be credited to a separate Company Contribution account established in your name. Please note that any catch-up contributions you may have made are not eligible to be matched (no Company Contribution will be made with respect to such amounts).

Upon reaching the IRS annual compensation limit or another limit, as described in the “Limitations on Contributions” section on page 32, your contributions will be stopped for the remainder of the year.  This means that the Company matching contributions will also stop.

Any Company Contribution made with respect to a Plan Year will begin to vest two years after being credited to you.  Company Contributions that have been credited to your Company Contribution account for over two years are referred to as “matured contributions.”  This concept of matured vs. non-matured contributions is not to be confused with the concept of “vesting,” which is described in more detail in the section entitled “Vesting,” below.

 Account Statements

Shortly after the end of each calendar quarter, the Plan Trustee will furnish you with a current statement of your Plan accounts.  This statement will include the following information for the preceding calendar quarter: (a) the amount of any contributions to your Plan account (After-Tax Contributions (made prior to January 1, 1989),  Pre-Tax Contributions, Roth 401(k) Contributions, Company Contributions, Rollover Contributions, loan repayments, etc.) and how they are invested in the Plan, (b) the amount, if any, of investment earnings credited to your Plan accounts, and (c) a statement of the assets currently held for you by the Plan Trustee.  Stock dividends, stock splits and similar changes will be reflected through the appropriate adjustments to your LNC Stock Fund.  You can also review your accounts at any time by accessing the Lincoln Alliance® Web site at:  http://www.LincolnAlliance.com.

 Limitations on Contributions

As stated earlier, “highly compensated” participants (for 2009, those earning at least $105,000 in 2008), may contribute no more than the maximum amount equal to the lesser of 10% of Pensionable Earnings or $16,500.

The Plan, along with other similar plans maintained by us, must meet certain nondiscrimination rules set forth in the Code.  These rules ensure that the Plan does not discriminate in favor of highly compensated participants.  If the Plan does not meet these non-discrimination rules, adjustments to contributions may be necessary and may require the Plan Administrator to revoke or modify your elections, or to reduce the amount of your Pre-Tax Contributions, Roth 401(k) Contributions, as well as Company Contributions, to the extent necessary to eliminate the amounts the IRS considers an “excess” contribution. Alternatively, the Plan Administrator may refund excess Pre-Tax Contributions or Roth 401(k) Contributions to you.  Such refunded amounts would be immediately taxable.  The Plan Administrator may also hold excess Company Contributions in a suspense account to be used to reduce the amount of Plan expenses (including our obligations to make Company Contributions to other participants).  If the Plan Administrator were to terminate the Plan, it would allocate amounts in this suspense account pro rata to the participants participating in the Plan as of the date of the Plan termination, pursuant to the relevant provisions of the Code.

Finally, during any calendar year, the sum of your Pre-Tax Contributions, Roth 401(k) Contributions and Company Contributions may not exceed limits set under Code section 415.  For 2009, the maximum is the lesser of 100% of your Pensionable Earnings, or $49,000.  In addition, the maximum amount of Pensionable Earnings considered in determining your benefits under the Plan may not exceed $245,000 for 2009.  As stated above, your combined Pre-Tax and Roth 401(k) Contributions may not exceed the lesser of $16,500 or 10% of your Pensionable Earnings for 2009 if you are a highly compensated participant.  Again, these limits are subject to change due to cost-of-living adjustments.

 Expenses of the Plan

Certain expenses relating to the Plan are charged against the investments in your account.  Auditing fees and certain trustee fees are charged to each participant’s account.  Most trustee fees are paid by the Company, such as the costs of maintaining the LNC Stock Fund which includes brokerage fees and commissions to buy or sell shares off the open market.

In addition, a quarterly maintenance fee will be deducted for investments in your Self-Directed Broker Account (“SDBA”) (when available).  Investment management fees are charged to each of the other funds. Expenses per participant vary, based on the investment fund selected.  Expense ratios are found below in the performance chart or on-line by accessing the Lincoln Alliance Web site and selecting Fund Performance and selecting the appropriate plan type.  You may also send a written request to Lincoln Financial Group, c/o Kim Miner, Interim Chair, Corporate Benefits, 150 N. Radnor Chester Road, Building B, 2nd Floor, Radnor, PA  19087-5238.

 Vesting

You are fully vested in any of your Pre-Tax, Roth 401(k), After-Tax and Rollover Contributions under the Plan at all times.

Company Contributions vest based upon your years of service:

Years of Service	Percent Vested

1	0%
2	50%
3 or more	100%

Once your Company Contribution is vested, it is no longer subject to forfeiture once you cease being an agent for us.  A “year of service” means any calendar year in which you are, on the last day of the Plan year (December 31st), a full-time life insurance salesperson for us.

In addition, you will become 100% vested in your Company Contribution account, regardless of your years of vesting service, if your service terminates for any of the following reasons:

•	disability;

•	retirement (termination after age 60 or older with at least five years of service); or

•	death.

You will also become 100% vested in your Company Contribution account if this Plan terminates.

For purposes of this Plan: “disability” means the complete inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or which has lasted or is expected to last for at least 12 months.

Should you become an employee of one of our affiliates which has not adopted the Plan prior to the date on which you would be fully vested, any non-vested Company Contributions and earnings thereon will remain in the Plan and will vest as if you had remained an eligible agent, as long as you continue to be an employee of such affiliate through the applicable date of vesting.  If you become an employee of Delaware Management Holdings, Inc., Lincoln National Corporation or one of its affiliates which has adopted either the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan (the “DMHI Plan”) or the Lincoln National Corporation Employees’ Savings and Retirement Plan (the “LNC Plan”), you can enroll in the DMHI Plan or the LNC Plan as appropriate and your account balance will be transferred to the applicable plan.  In either case, a portion of your account may need to be accounted for separately because the Plan to which your account balance is being transferred does not recordkeep or maintain “similar” accounts.

In addition to being subject to the vesting schedule described above, Company Contributions “mature” after having been in your Company Contribution account for at least two years after the contribution was credited for the applicable Plan Year.  Non-matured Company Contributions are those that have been credited for less than two years.  If you have been a participant in the Plan for less than five years, you are only permitted to withdraw matured Company Contributions—you may not withdraw non-matured Company Contributions.  If you have been in the Plan for five or more years, however, you may withdraw matured or non-matured Company Contributions.  All non-matured Company Contributions automatically mature on the first to occur of:

•	the date you complete five (5) years of service for us;

•	the date you retire;

•	the date of your death; or

•	the date you become disabled.

 Distributions from the Plan

Under certain circumstances, you may be permitted to withdraw money from one or more of your Plan accounts.  However, depending on your age or circumstances, we may be required to withhold 20% of the distribution to pay federal income taxes, and certain excise or “penalty” taxes may apply to amounts withdrawn from a qualified Plan.  The rules regarding each distribution may be different, and will also depend on which Plan account your distribution is taken from.  To initiate a withdrawal, access the Lincoln Alliance Web site at www.LincolnAlliance.com and select “Withdrawal Information” or call the Customer Service Center at 1-800-234-3500.

Under no circumstances will amounts withdrawn from your account reduce your account balance below the outstanding balance of any loans from your account.

See the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

After-Tax Contribution Account

You may withdraw all or any portion of your After-Tax Contribution account, subject to any limitation applicable to the Investment Options in which your account balance is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your After-Tax Contribution account is less than $500, you must withdraw the entire amount;

•	you may not be able to take an immediate distribution from your After-Tax Contribution account if the Plan is terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Company Contribution Account

You may withdraw all or any portion of the vested balance credited to your Company Contribution account only after amounts credited to your After-Tax Contribution account (if any) have been withdrawn.  If you have been a participant in this Plan for less than five years, however, you will be permitted to withdraw only matured Company Contributions (please see the discussion of “matured” versus “non-matured” Company Contributions in the section entitled “Vesting,” above).  In addition, any distribution from your Company Contribution account is subject to any limitation, or restrictions applicable to the Investment Options in which your Company Contributions are invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your Company Contribution account is less than $500, you must withdraw the entire amount; and

•	you may not be able to take an immediate distribution from your Company Contribution account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Rollover Contributions

You may withdraw all or a portion of your Rollover account in the Plan, subject to any limitations or restrictions applicable to the Investment Options in which your Rollover account is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•
amounts attributable to employer contributions that were rolled over to the Plan may not be withdrawn for two years from the date of the rollover (if the rollover was from a plan sponsored by one of our affiliates, the Committee may determine that the two-year restriction period is measured from the date the contribution was made by the employer); and

•	you may not be able to take an immediate distribution from your Rollover account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Pre-Tax Contributions and Roth 401(k) Contributions

If you have no After-Tax Contribution account, or amounts credited to such account have already been distributed to you, and you have already taken all amounts available to you from your Company Contribution accounts (vested and/or matured amounts), and you have attained age 59½, you may withdraw all or any portion of your Pre-Tax Contribution account and Roth 401(k) Contribution Account, subject to any limitations which may apply to the Investment Options in which your Pre-Tax Contribution or Roth 401(k) Contribution account is invested.  The minimum amount you can withdraw at any time is $500.

Please see the section entitled “Federal Income Tax Consequences” below for more information about the tax treatment of Plan distributions.

Hardship Withdrawals

If you have no balance in your After-Tax Contribution account, Company Contribution account (or if not available for distribution because of “vesting” or “maturing” rules), or your Rollover account, and you have not yet attained age 59½, you may be able to withdraw amounts attributable to Pre-Tax Contributions and Roth 401(k) Contributions (not including earnings) if you are experiencing a financial hardship.  The Internal Revenue Service defines a financial hardship as:

•	medical expenses for you, your spouse or eligible dependents, that are not reimbursed by any medical insurance plan;

•	tuition and related educational fees (including room and board) for post-secondary education for you, your spouse or your dependents for the next 12 months;

•	the purchase (excluding mortgage payments) of a primary residence;

•	the imminent foreclosure of, or your eviction from, your primary residence;

•	burial or funeral expenses for your deceased parents, spouse, children or dependents;

•
expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under Code section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income; and

•
the withdrawal must be demonstrably necessary due to your immediate and heavy financial need, and the withdrawal cannot exceed the exact amount required to meet the hardship. However, the hardship withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.

•	In order to be deemed to meet the immediate and heavy financial need requirement, the following conditions must be met:

➢	you must have taken all distributions other than hardship distributions first, and all non-taxable loans currently available under all plans that we and our affiliates maintain; and

➢
you may not make any Pre-Tax Contributions or Roth 401(k) Contributions to the Plan, or to any other pension, profit-sharing or deferred compensation plan sponsored by us, for 6 months from the date of receipt of the hardship withdrawal.

To request a withdrawal, access the Lincoln Alliance Web site at www.LincolnAlliance.com and select “Withdrawal Information” or call the Customer Service Center at 1-800-234-3500.  At your election, the Plan Trustee will deliver securities and cash from the applicable Plan account(s), or a total cash distribution, based upon the current market value or any applicable current redemption value of the securities in your Plan accounts as of the date of withdrawal.  See the section below entitled “Fractional Shares” for information regarding the settlement of fractional share interests in the LNC Stock Fund.

 Participant Loans

You may obtain a loan from the Plan, in accordance with the terms of the Plan and the various procedures as determined by the Plan Administrator. The amount that you may borrow is determined as follows:

•
You may borrow up to fifty percent (50%) of your vested Plan account balance, not to exceed $50,000.  You may have up to two outstanding loans at any one time, as long as the combined amounts do not exceed the maximums stated above.

•
If you had any loans during the prior 12 months from any qualified plan maintained by us, the $50,000 maximum loan referred to in (1) above will be further reduced by the total of the highest outstanding loan balances for the previous 12-month period.

•
Your requested loan amount will first be taken out of your Pre-Tax Contribution account. If there is not a sufficient amount in your Pre-Tax Contribution account, the remaining amount will be taken out of your Roth 401(k) Account, After-Tax account, Rollover account, matured Company Contribution account, and non-matured Company Contribution account, in that order.  The loan amount will be taken out of each Investment Option in which such balances are invested, on a pro-rata basis.

•
In general, a loan must be repaid through payroll deduction over a period of no more than 60 months and for interest at the then prevailing rate for loans of a similar nature.  For loans used to acquire a primary residence, as defined by Section 267(c)(4) of the Code, the term of the loan may be up to 240 months.

•
The loan is subject to withdrawal and any other restrictions applicable to the Investment Options in which your Pre-Tax Contribution account, your Roth 401(k) account, your matured Company Contribution account, your non-matured Company Contribution account, and your Rollover account is invested.

•
In the event that you have an outstanding loan balance when your Pre-Tax Contribution or Roth 401(k) account is paid to you or your beneficiary because of your termination due to disability, or after attainment of age 59½, the loan balance (including accrued interest) will be deducted from the amount otherwise payable.  For purposes of this Plan, “disability” is defined in the section entitled “Lump Sum Distributions” directly below.  If you or your beneficiary defers this distribution to a later date, you must pay the outstanding loan balance within 90 days of termination or retirement.

•
Contributions used to repay the loan will be invested in the same manner as your current investment allocations.  If you are not currently contributing to the Plan, you must separately indicate the investment allocation for the repayment of the loan.

•	The Committee may adopt written loan procedures, which may impose other terms and conditions. These loan procedures are available upon request from our Human Resources department.

To initiate a loan access the Lincoln Alliance Web site at www.LincolnAlliance.com, select “Initiate a Request” and then select “Initiate Loan” or call the Customer Service Center at 1-800-234-3500.

 Lump Sum Distributions

You, or your beneficiary or legal representative in the event of your death, will be entitled to the full value of your Pre-Tax Contribution, Roth 401(k) Contribution and Company Contribution accounts, as well as any amounts credited to your Rollover and/or After-tax Contribution accounts upon the date of your termination of service by reason of death, disability or retirement (as defined below).  Part or all of these accounts may be forfeited if your termination occurs under other circumstances.

Your Plan account will be paid to you in a lump sum distribution, unless you are eligible to have your Plan account distributed to you in the form of periodic payments, or installments (see the section entitled “Periodic Payments” below).  Alternatively, you may elect to use your entire Plan account to purchase a group deferred annuity, in accordance with rules established by the Committee.

Tax penalties may apply for distributions beginning before termination at age 55.  For a more detailed discussion of the tax consequences associated with taking distributions from the Plan, please see the Section below entitled “Federal Income Tax Consequences.”

•
At the time of your termination, Lincoln Alliance® will send you an election form.  If your balance is under $1,000, it will automatically be distributed to you in a lump sum, and you will not be permitted to defer the receipt of your benefit.

•	If, at the time of your termination, your balance is over $1,000, you may elect to defer your distribution to no later than the April 1st following your attaining age 70½.

•	If you make no election and your balance is over $1,000, distribution of your account balance will be automatically deferred until the April 1st following your attaining age 70½.

Distribution at Retirement

You are entitled to the full value of all amounts credited to your Plan accounts (including any non-vested Company Contributions) upon retirement.  For purposes of this Plan, “retirement” is the date on which you terminate your full-time contract with us (and you are not employed by us or any of our affiliates) at age 60 or older with at least five years of service.  If you retire before reaching age 70½, you may elect to defer distribution of your Plan accounts to no later than the April 1st following attainment of age 70½.

Distribution at Disability

If you terminate as the result of a disability - you are entitled to the full value of all amounts credited to your account. You may request that your distribution under the Plan begin at any time.  In most cases, early distribution of your Plan account because of disability will not result in the 10% excise or penalty tax described in the section entitled “Federal Income Tax Consequences” below.  For purposes of this Plan, “disability” means the complete inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or is expected to last for at least 12 months.  Proof of your disability, including evidence as to the permanence and degree of your impairment, must be supported by medical evidence and provided to the Plan Administrator upon request.

Distribution at Death

Upon your death, your spouse, if you were married at the time or your death, or your beneficiary, if single, will be entitled to the full value of all amounts credited to your Plan accounts established for you under the Plan, including any unvested amounts.

Distribution at Termination

If your contract as a full-time life insurance agent is terminated (other than by reason of retirement, disability or death), or you become ineligible to participate in this Plan and you are not employed with any of our affiliates, or you do not take a corporate contract, you will be entitled to the value of your Pre-Tax Contributions, Roth 401(k) Contributions, any After-Tax Contributions, any Rollover Contributions and any vested Company Contributions.  Non-vested Company Contributions and any earnings thereon will be forfeited.

Form of Distribution

If you have invested in Investment Options other than the LNC Stock Fund, you will generally not receive a pro-rata share of the underlying securities or other assets in which each Investment Option is invested at the time of your distribution.  Although the Plan Administrator may have the discretion to direct the Plan Trustee to make an in-kind distribution from an Investment Option, usually the Plan Trustee will distribute in cash the value of your proportionate share of any Investment Option in which you are invested.  Distributions from the LNC Stock Fund will be made in whole shares unless you elect that it be paid in cash. (See the Section entitled “Fractional Shares” below for treatment of fractional share interests in LNC Common Stock.)

 Periodic Payments of Distributions

At Retirement

As an alternative to taking a lump sum distribution from the Plan, you may elect to begin taking periodic withdrawals from your Plan account(s).  These periodic withdrawals are limited to one per calendar year and must be at least equal to the greater of $5,000, or 20% of the value of your Plan account(s), or you may elect to have all of your Account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts.  If you have a balance in your Plan account when you reach age 70½, this balance will be automatically distributed to you on the April 1st following your attainment of age 70½. (NOTE: If there is an outstanding loan balance at the time of retirement, you must repay the entire amount before making periodic withdrawals from the distribution amount).

At Disability

If you become eligible for a distribution from the Plan as the result of disability, you may, as an alternative to taking a lump sum distribution, take periodic withdrawals. These withdrawals are limited to one per calendar year and must be equal to the greater of $5,000, or 20% of the value of your Plan account(s), or you may elect to have all of your Account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts. (NOTE: If there is an outstanding loan balance at the time of termination following disability, you must repay the entire amount before making periodic withdrawals from the distribution amount.)  Disability is defined in the Section entitled “Lump Sum Distributions” above.

At Death

As an alternative to taking a lump sum distribution of the entire balance of your Plan account(s) at the time of your death, your beneficiary may elect to take periodic annual withdrawals from the Plan during a period not to exceed (5) years.  These withdrawals are limited to one per calendar year and must be at least equal to the greater of $5,000, or 20% of the value of your Plan account(s). For example, if your Plan account value is $10,000 on the date of your death, and you have designated two beneficiaries, each must take an immediate distribution.  (NOTE: If there is an outstanding loan balance at the time of your death, your Account balance will be reduced by any outstanding loan balance plus accrued interest before distribution.)

Forfeitures of Accounts

Breaks-In-Service.  A “break-in-service” occurs on the first month of the Plan Year following your termination.  For purposes of this Plan, “termination” means the termination of your contract as a full-time life insurance agent with LNL (other than by reason of retirement, disability—as defined in the section entitled “Lump Sum Distributions” above—or death).  A 5-year-break-in-service is a period of five consecutive Plan Years, beginning with the Plan Year in which you cease being a full-time life insurance salesman, a general agent, or an employee of one of our affiliates on the last day of each Plan Year.  In the event that you forfeit amounts in your Company Contribution account due to a break-in-service, and you do not incur a 5-year-break-in-service, such forfeited amount shall be re-credited to your Company Contribution account upon your return to service as a full-time life insurance salesman, a general agent, or our employee, and such accounts shall continue to vest in accordance with the Plan’s vesting schedule.    For the purposes of determining a break-in-service, any Plan Year in which you are absent from work on the last day of the Plan Year on account of your pregnancy; the birth of your child; the placement of a child in connection with your adoption of that child; or the care of a child for a period beginning immediately after a child’s birth or placement because of the preceding three reasons, and you are a full-time life insurance salesman under the Federal Income Contributions Act, a general agent, or an employee of one of our affiliates, on the last day of the Plan Year following the Plan Year in which your absence occurs, shall not be counted in determining the break-in-service. If you are no longer a full-time life insurance salesperson, but not eligible to participate in the Plan and you become our employee, but are ineligible to participate in any other plan, no further contributions will be made on your behalf.  You will, however, continue to earn vesting service.

 Fractional Shares

Interests in fractional shares of our Common Stock will not be distributed in kind. Rather, fractional share interests in Common Stock will be paid in cash based on the market value of LNC Common Stock on the valuation date immediately preceding the date of distribution or termination of service, as applicable.

 Beneficiary Designation

You may designate a beneficiary or beneficiaries to receive any securities and cash to which you are entitled under the Plan in the case of your death.  This may be done through the Lincoln Alliance’s Web site at: www.LincolnAlliance.com, or through the Customer Service Center: 800-234-3500.  Your beneficiary designation may also be changed or cancelled by you at any time through the Web site or through the Customer Service Center.  Regardless of what you may have elected, if you are married on the date of your death, your surviving spouse will be deemed to be your beneficiary unless your surviving spouse has consented (in the manner required by the Code) to another individual(s) being your beneficiary.  To name someone other than your spouse as beneficiary, you must submit a spousal consent and waiver form to Lincoln Alliance. This can be obtained on the Web site.    Periodically and whenever you have a significant life event, such as a divorce, you should review your beneficiary designation carefully and contact Lincoln Alliance to change your beneficiary designation if desired.  If your designated beneficiary has predeceased you, then payment shall be made to your surviving spouse, if any, or, if none, to your estate.

 Assignment and Qualified Domestic Relations Orders

No right or interest of any Participant or beneficiary in the Plan is assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to a participant, or as provided under the terms of a qualified domestic relations order (“QDRO”) (as defined in 414(p) of the Code) as determined by the Plan Administrator.

The one exception to the anti-assignment provision described above is distribution pursuant to a QDRO.  Upon our receipt of written notice from you or your spouse of a pending domestic relations order, a domestic relations restriction (“DRR”) will be placed on your Plan accounts.  The DRR will be removed only upon notice that no QDRO is forthcoming, or upon final approval and disposition under a QDRO.

The Plan Administrator has established a sample form, special rules, and procedures relating to QDROs. You may request a copy of these procedures and the sample form by contacting the Law Department directly at 260-455-2804.  This number is restricted to QDRO related requests only.

 Amendment or Termination of Plan

By action of our Board of Directors or its delegates, we may terminate or amend the Plan or suspend the operation of any provision of the Plan, at any time, provided, however, that:

•
no amendment shall be made that will result in the recovery by us of any part of a Company Contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;

•	any amendment that affects the rights and duties of the Plan Trustee may be made only with the consent of the Plan Trustee;

•	no amendment of the Plan shall affect your rights with respect to the continuance of vesting of such securities and cash attributable to Company Contributions or earnings thereon; and

•	upon the termination or suspension of the Plan, your rights to the amounts credited to your Plan account(s) as of the date of such termination or suspension shall not be forfeitable.

 Administration of the Plan

Plan Trustee

The Lincoln National Corporation Benefits Committee has the authority to appoint one or more individuals or corporations to act as Plan Trustee. The Plan Trustee is responsible for the custody, investment, and distribution of Plan assets.

The Plan Trustee, Wilmington Trust Company, Wilmington, Delaware, is a major banking facility used in processing all contributions and distributions from the Plan. Wilmington Trust is also the principal bank through which Lincoln National Corporation (the “Corporation”) and Lincoln National Life (“LNL”) and their affiliates make payments to participants and beneficiaries.  The Plan Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for and on behalf of its beneficiaries.

The Plan Trustee serves pursuant to the terms of a written trust agreement. This agreement is available from the Corporation’s Human Resources Department or from the Plan Administrator for inspection on request by Plan participants.  We may discharge or remove the Plan Trustee and appoint a successor Plan Trustee upon 30 days written notice to the Plan Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Plan Trustee. In case of discharge or removal, the Plan Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Plan Trustee will be discharged and relieved of its duties.  In the event of discontinuance of the Plan, the Trust Agreement may be discontinued by action of the Corporation’s Board of Directors or the Committee; provided, however, that until all Plan assets in the Trust have been distributed, the Plan Trustee will retain all the rights and powers given to it by the Trust Agreement.

Plan Administrator

The LNC Benefits Committee (the “Committee”) is the Plan Administrator and Named Fiduciary for the Plan.  Our Chief Executive Officer appoints Committee members.  A listing of current members appears below.  Each member of the Committee is a named fiduciary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Each Committee member, as a fiduciary, has the authority to control and manage the operation and administration of the Plan.  Members of the Committee receive no compensation from the Plan.  The Committee’s responsibilities include operating the Plan in accordance with its terms; enforcing its provisions in an equitable and non-discriminatory manner; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt rules and procedures necessary for the proper and efficient administration of the Plan.

A Committee member may resign by giving us and the other Committee members 10 days written notice.  In addition, we may remove a Committee member at any time by giving advanced written notice to the member and to the other Committee members.

MEMBERS OF THE LINCOLN NATIONAL CORPORATION BENEFITS COMMITTEE

Name	Committee Title

Kim Miner	Interim Chairman
Audrey Im	Secretary
John Arko	Member
Matt Geis	Member
Patricia A. Insley	Member
Ania Mixson	Member
Timothy Sexton	Member
Rebecca Silva	Member

The business address of the Committee is:  LNC Benefits Committee; c/o Kim Miner, Interim Chair; 150 N. Radnor Chester Road, Building B, 2nd Floor, Radnor, PA  19087-5238, Telephone (484) 583-1400.

Voting of Shares

Voting rights with respect to all securities held by the Plan will be exercised by the Plan Trustee or by a proxy solicited by the Plan Trustee.  You have the right to direct the Plan Trustee in a voting of share equivalents in your Common Stock account.  If the Plan Trustee does not receive voting instructions from all participants, the shares for which the Plan Trustee did not receive instructions will be voted in the same proportion as the shares for which the Plan Trustee receives instructions.

 FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the federal income tax consequences of participation in the Plan, and on distributions from the Plan, based on the current provisions of the Code and applicable regulations in effect as of the date of this Prospectus. The actual tax consequences for any individual will depend on his or her circumstances.  Detailed information about how taxes may affect your benefits and distributions under this Plan can be found in IRS Publication 575, Pension and Annuity Income, which is available on the public website of the Internal Revenue Service. YOU SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR INDIVIDUAL CIRCUMSTANCES.

Contributions.  The Plan is a qualified employee benefit plan under Section 401(a) of the Code. Company Contributions to the Plan, as well as dividends paid on shares of our Common Stock held in the Plan, are deductible, subject to certain restrictions, by LNL for corporate federal income tax purposes under Section 404(a) of the Code.  Although your Pre-Tax contributions will not be subject to federal income tax - social security taxes and federal unemployment taxes will be withheld.  In addition, depending on where you live and the tax rules in effect in that jurisdiction, state and local taxes may be withheld from your Pre-Tax Contributions.

Earnings.  In general, you will not be subject to federal income taxes on any earnings accruing with respect to Company Contributions, your Pre-Tax contributions, and any After-Tax Contributions or Rollover Contributions until such amounts are distributed to you.

Loans.  You will not be taxed on loans from the Plan if the loans are repaid in accordance with their terms.

Distributions.  Amounts distributed to you will be taxable as ordinary income to the extent that the amounts received exceed the amount of your After-Tax Contributions, if any.  Until withdrawn, such After-Tax Contributions are referred to as “Net Unrecovered Contributions.”

 Stock Distributions.  With respect to the LNC Stock Fund, should you receive all or part of a lump sum Plan payment in the form of shares of LNC Common Stock (“in-kind delivery”), the excess of the fair market value on the date of a total distribution over its cost basis (the “net unrealized appreciation”) will not be taxed at the time of distribution.  If stock is received other than in a total distribution, only the net unrealized appreciation attributable to nondeductible after-tax contributions will not be taxed at the time of distribution.  However, if you receive a lump sum distribution of stock, you may elect to be taxed at the time of distribution under procedures prescribed by the IRS in accordance with Internal Revenue Code section 402(e)(4).

When you are eligible to make a withdrawal or receive a distribution from the Plan, you may elect to have the value of the LNC Stock Fund paid to you in:

1.	Cash
2.	Shares of LNC common stock (also referred to as “in-kind delivery”), or
3.	A combination of cash and shares of LNC stock.

The election can be specified on the Distribution Request form available from Lincoln Alliance.

Should you elect to receive any shares of LNC stock “in-kind”, you’ll receive notification from Lincoln National Corporation’s transfer agent, BNY-Mellon when the shares have been re-registered in your name.  BNY-Mellon will then hold the shares until receiving direction from you.

Should you elect to receive any shares of LNC stock “in-kind”, but paid instead to a “rollover institution”, BNY-Mellon will send a credit notification statement to the rollover institution.  The credit notification statement provides instructions to the rollover institution on how to transfer the shares to your account.

The process of receiving shares of LNC stock generally takes 10-17 business days following receipt of a Distribution Form in good order.

You should contact Lincoln Alliance Customer Service Center at 800-234-3500 with any questions.

Dividends on your LNC Common Stock that you elect to receive in cash are taxable income and are not subject to the 10% excise penalty described below. You will receive a Form 1099 DIV at year-end from Lincoln Alliance®, reported with your W-2 information.

The Plan is required to withhold 20% of any lump sum distribution to pay applicable federal income taxes (excluding amounts attributable to After-Tax Contributions), unless you rollover the distribution to an IRA or another qualified employer plan, as described below.  If you receive payment of your benefit in the form of an annuity, however, you may elect whether or not to have federal taxes withheld from each payment.

In addition, you may be required to pay a 10% excise or penalty tax on the distributed amounts that are taxable. The 10% penalty will not apply in certain situations, including the following:

•	Your account is paid to you after age 59½;

•	Your account is paid to you after you leave LNL on or after the date you reach age 55;

•	Your account is paid to you or your beneficiary(ies) because of your death or in most cases of disability (as defined in the Section entitled “Lump Sum Distributions” above);

•	You incur certain tax-deductible medical expenses for the year;

•	Payment is directed to another person pursuant to a qualified domestic relations order;

•
Payment is made in substantially equal installments over your life expectancy or the joint life expectancy of you and your spouse/beneficiary (however, the Plan does not currently offer a lifetime annuity option); or

•
You roll over or directly transfer the taxable amount of your account to an IRA or another qualified employer-sponsored plan as defined by the Code (e.g., an IRA or individual retirement account or annuity, or other qualified plan (a “rollover”).

Roth 401(k) Contributions. Your Roth 401(k) Contributions are after-tax contributions and, as such, your contributions and earnings can be distributed to you tax-free if considered a “qualified distribution”.  In order for a distribution from your Roth 401(k) Account to be considered a “qualified distribution” it must be taken after death, disability or upon reaching age 59½; and must occur at least five years after you make your first Roth 401(k) contribution.  You can roll your Roth 401(k) account into a Roth IRA or to a new employer’s plan if it allows Roth 401(k) Contributions.

Rollovers.  You can also delay paying applicable taxes if you rollover all or part of your distribution to another qualified employer-sponsored plan or individual retirement account (IRA).  A rollover defers taxation of the taxable portion that is rolled over.  The rollover can be “direct” or “indirect.”  Indirect Rollovers must be made within 60 days of receipt of the distribution and are subject to rules that differ from the direct rollover rules.   If you do not elect a direct transfer of the entire lump-sum distribution, the Plan is required to withhold 20% of the taxable portion of the distribution to pay federal income taxes.

Generally, in cases where the participant has died, the same tax rules apply to distributions taken by the participant’s beneficiary as would have applied to the participant.  A beneficiary who is the surviving spouse of the participant may be eligible to rollover the distribution.  Effective on or after January 1, 2008, a non-spouse beneficiary of a deceased Participant may rollover any amount inherited as beneficiary to an “inherited IRA” in accordance with IRS rules and regulations.

 YOUR RIGHTS AND PROTECTIONS UNDER ERISA

The Plan is subject to many of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  ERISA requires certain kinds of reporting and disclosure of information regarding the Plan and its investments to government agencies and participants.  ERISA also imposes stringent standards of fiduciary responsibility, and prohibits transactions with parties-in-interest for which there is no available exemption.  Because the Plan is an individual account and profit-sharing plan it is not subject to the funding standards of Title I of ERISA, or covered by the Plan termination insurance program of Title IV of ERISA, which is administered by the Pension Benefit Guaranty Corporation.

The Plan is intended to comply with Section 404(c) of ERISA.  If the Plan meets the various requirements of Section 404(c), you are responsible for investing the assets in your Plan account(s) among the investment options offered, and neither we nor the Plan fiduciaries are liable for any investment losses you may experience as a direct result of your investments in the Plan.  Among the requirements of Section 404(c) is that you must be provided with meaningful investment information periodically, so that you are provided with the opportunity to exercise meaningful, independent control over the assets in your Plan account(s).

You can obtain more information about the Plan, including a description of the annual operating expenses of each Investment Option offered through the Plan, copies of financial reports for each Investment Option, and copies of the Plan’s confidentiality procedures.  These materials may be made available at a nominal charge.   Please contact Ann Madden, Benefits Analyst, Pension and Savings Plan Administration (260) 455-3025, or Human Resources, 1C-07, 1300 S. Clinton Street, Fort Wayne, Indiana 46802, for more information.

As a participant in the Plan, you are entitled to certain rights and protections under ERISA.

The Right to Receive Information About the Plan

ERISA provides that all Plan participants are entitled to:

•
Examine, without charge, at the Plan Administrator’s office and at other locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•
Obtain, upon written request to the Plan Administrator, copies of all Plan documents, including insurance contracts, copies of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor, and updated summary plan description.  The Plan Administrator may make a reasonable charge for the copies.

•	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report when requested.

The Right to Prudent Action by Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan.  The persons who operate the Plan, called fiduciaries, have a duty to do so prudently and in the interest of Plan participants, and beneficiaries.  Fiduciaries who violate ERISA may be removed and required to repay losses they have caused to the Plan.

Enforce Your Rights

No one, including a company, a union, or any other person, may fire or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising any of your rights under ERISA.  If your claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to you or to your designated representative.  You have the right to have the Plan Administrator review and reconsider your claim.  Under ERISA, there are steps that you can take to enforce the above rights.

For instance, if you request materials from the Plan Administrator and you do not receive them within 30 days, you may file suit in a federal court to obtain the information.  In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may sue for those benefits in a state or federal court (you should first check with the Plan Administrator on your claim and also use the Plan’s appeal process, as applicable).  If you believe that the Plan’s fiduciaries are misusing the Plan’s money, or if you believe that you are being discriminated against for asserting any of your rights, you may seek assistance from the U.S. Department of Labor, or you may sue in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, however, the court may order you to pay these costs and fees, for example, if it finds your claim was frivolous.  If you have any questions about the Plan, you should contact the Plan Administrator.

If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

 ERISA CLAIMS PROCEDURES

If we determine that you or your beneficiary is entitled to benefits under this Plan, you will be notified in writing or electronically of your entitlement to such benefits, and we will provide you with the proper forms to apply for and elect such benefits.

If you or your beneficiary feels that you are not receiving a Plan benefit that you should, you may file a written claim for that benefit with the Claims Administrator.  Please address any such claims to the Claims Administrator for this Plan (see section entitled “Important Information about the Plan”, below). The Claims Administrator will decide whether to grant or deny your claim.  If your claim is denied, within 90 days after filing your claim you will receive a written notice explaining the specific reason(s) for denial, the Plan provisions that support the decision to deny the benefit, a description of any additional information needed to review your claim request, instructions for requesting a review of your denied claim and a description of those review, or “appeal” procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under ERISA section 502(a).  If special circumstances require an extension of time for processing the claim, you will receive written notice of the extension prior to the end of the 90-day period.

You will have a chance, within 60 days after you receive this written notice, to ask for a review by the Claims Administrator of your claim and its denial.  Upon your request, you may also receive, at no cost to you, copies of all documents, records and other information relevant to your claim.  You and/or your beneficiary may submit written issues comments to the Claims Administrator. Your claim will then be reviewed by the Claims Administrator.  Generally, you will receive written notice of the final decision of the Claims Administrator within 60 days after your request for a review.  If special circumstances require a 60-day extension of time to review the decision, you will receive notice of the extension within the 60-day period (with extension, this review must be concluded within 120 days).

If your claim is denied, the Claims Administrator will notify you either in writing or electronically within the applicable day period specified above and will explain the specific reason(s) for denying your appeal, the Plan provisions that support the decision to deny your appeal, and a statement of your right to bring a civil action under ERISA section 502(a).  Under such circumstances, you have the right to bring a legal action within 90 days of the date you are informed that your appeal has been denied.  If you fail to bring a timely court action, your claim will be permanently denied.

 IMPORTANT INFORMATION ABOUT THE PLAN

The Plan Sponsor:

The Plan Sponsor is The Lincoln National Life Insurance Company.  As Plan Sponsor, The Lincoln National Life Insurance Company reserves the right to terminate or amend this Plan at any time, by action of its Boards of Directors.

The Plan Administrator and Named Fiduciary:

The Lincoln National Corporation Benefits Committee
150 N. Radnor Chester Road
Radnor, PA 19087-5238
Telephone: (484) 583-1400

The Plan Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE   19890-0455

Recordkeeper and Claims Administrator:

Lincoln Retirement Services Company, L.L.C.
3800 North Wilke Road, Suite 250
Arlington Heights, IL  60004

Participating Employers:

The Lincoln National Life Insurance Company
Lincoln Life & Annuity Company of New York
Lincoln Financial Advisors Corporation

Plan Year:

January 1st through December 31st

Agent for Service of Legal Process:

Dennis L. Schoff, General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087

Identification Numbers:

The Employer Identification Number assigned to The Lincoln National Life Insurance Company by the Internal Revenue Service is: 35-0472300.

The Employer Identification Number assigned to the Lincoln National Corporation Benefits Committee by the Internal Revenue Service is: 35-1620788.

The Plan number is 006.

Top Heavy Rules:

The Internal Revenue Code provides a complicated set of rules for determining whether the Plan is “top heavy”.  Stated simply, the Plan is top heavy if the value of aggregated account balances belonging to “key employees” exceeds the aggregated account balances belonging to the non-key employees.  Key employees are generally officers and other highly compensated individuals.

If the Plan became “top heavy”, the Plan’s benefits and vesting schedule would be enhanced. We would notify you in the unlikely event that the Plan ever became top heavy.

General Legal Note:  The summary of the Plan contained in this Prospectus is not intended to be the legally controlling Plan document.  Where there is a discrepancy between the summary of the Plan and the terms and provisions of the Plan document, the terms and provisions of the Plan document control.  Neither the Plan document, the summary of the Plan document contained in this Prospectus, or your rights to any benefits provided under the Plan constitutes a contract of employment.

 VALUATION OF INVESTMENTS

Securities authorized for investment under the Plan will be valued each day the New York Stock Exchange is open for business.  Depending on the type of security being valued, a determination of value is based on: the closing price of the security on an exchange on which such securities are listed; the average bid quotations for such securities; quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities; the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests; or the average sale or purchase price of the securities when the Plan Trustee is required to sell or purchase securities on the open market to comply with the requests of participants.

All of the Investment Options, including the LNC Stock Fund (discussed in more detail below), are unitized.  That means that if you invest in any Plan Investment Option, you and other investors own a pro-rata portion of all of the securities that may be in the Investment Option (e.g., stocks, bonds, shares of mutual funds, or units of variable insurance trust funds other investment options – whatever the manager of the investment account has chosen to invest in to meet its investment objectives), as well as a pro-rata portion of the cash held by the Investment Option for liquidity purposes.

The value of a unit of any Investment Option is determined by adding the value of all securities in the Investment Option, plus the cash or value of the money market units, then dividing the total value of the Account by the total number of outstanding units issued by the Investment Option.  For the LNC Stock Fund, the value of a unit is calculated each day by dividing the current value of all LNC Common Stock in the Account, plus any cash, by the total number of units allocated to participant Plan accounts.  Some accounts, such as the LNC Stock Fund, hold units of a money market account rather than actual cash to satisfy liquidity needs.  The cash or money market units are used to execute daily transactions, thus avoiding the need for the manager to sell shares of stock on the open market and wait to receive the cash proceeds from the sale to satisfy a participants’ transfer or redemption transaction.

The valuation date for loans, withdrawals and transfers is the date your request, via the Lincoln Alliance Customer Service Center or via the Web site at www.LincolnAlliance.com, is received and confirmed, as long as your call is received prior to 3 p.m. (Central Time) on a business day (otherwise the next business day).  The valuation date for all other distributions will be no later than the second business day after receipt of your correctly completed distribution form. The valuation date for new agent contributions, LNL contributions and loan repayments is the date on or following a payday on which such payments are received by the Plan Trustee for investment.

 YOUR INVESTMENT OPTIONS

Investment Supplement – Effective October 1, 2008
Last updated for Investment Performance – October 31, 2009

Depending on your investment needs and objectives you may decide to concentrate or diversify the assets currently credited to your Plan accounts, among the various Investment Options described below.  You may also wish to allocate any future contributions made to your Plan account--your Pre-Tax Contributions, Roth 401(k) Contributions, Company Basic Matching Contributions, any Company Discretionary Matching Contributions, and any other Company contributions that you may be eligible to receive (collectively, “Contributions”)--among these Investment Options.

 Lincoln Retirement Solutions Company, through the Lincoln Alliance® program (“Lincoln Alliance”), is the Plan’s recordkeeper and administrator.  Lincoln Alliance will deem any investment direction(s) you give them to be continuing directions until you affirmatively change them.  If you have not provided Lincoln Alliance with specific investment directions for your Plan accounts, Lincoln Alliance will automatically invest your Pre-Tax Contributions and/or Roth 401(k) Contributions into the Plan’s current default investment option, the Delaware Moderate Allocation I Fund (a mutual fund).  Your Company Basic Matching Contributions and any Company Discretionary Matching Contributions will be invested in the same Investment Options that you have elected for your Pre-Tax Contributions, or the Plan’s current default investment option if you have not provided Lincoln Retirement Solutions with specific investment directions.  The Delaware Moderate Allocation I Fund is considered a Qualified Default Investment Alternative under Department of Labor regulations.  Contributions that are invested in the Delaware Moderate Allocation I Fund in the absence of your investment direction will remain in this Fund, unless and until you affirmatively elect to transfer such assets to another Investment Option.

Trading Restriction & Other Limitations.

Unless prohibited by trading restrictions imposed by the Plan, the various Investment Options, or the rules and regulations pertaining to insider trading in LFG securities, you may change your investment directions with respect to future Contributions at any time.  You may also transfer part or all of your current Plan account balances from one Investment Option to another Investment Option, again subject to any trading restrictions imposed by the Plan, the Investment Options involved, and our rules against insider trading.  Any changes to your current investment directions, or transfers permitted among Investment Options, will be effective on the date the transaction is processed via Lincoln Alliance’s Web site at: www.LincolnAlliance.com, or through the Customer Service Center: 800-234-3500.

If you are a Section 16 Insider, any reallocation of current investments from other Investment Options into the LNC Stock Fund, changes to your investment directions involving future contributions into the LNC Stock Fund (increasing or decreasing investment), and certain other transactions, will not be permitted at any time without pre-clearance through our Law Department.  For officers and certain other employees in the company, reallocations and changes to investment directions involving the LNC Stock Fund will be restricted to “open window” periods during which the individual is not restricted from trading.  For more information about the trading restrictions relating to the LNC Stock Fund and whether they apply to you, please refer to the LFG Insider Trading & Confidentiality Policy, which is posted at: http://inside.lfg.com/lfg/DOCS/pdf/coc/plc/InsiderTradingPolicy.pdf.

           Transfers out of the Lincoln Stable Value Account are subject to a “90-Day Equity Wash” requirement.   This means that if you wish to move money out of the Lincoln Stable Value Option into a competing option, you must first "wash it" by moving the money into a (non-competing) equity investment option for a minimum of 90 days.  After the 90 days are up, the money can be moved into a competing fund without penalty or further restriction.  With one exception, none of the other current Investment Options offered by the Plan are considered funds that "compete" with the Lincoln Stable Value.  However, because funds that are considered “competing funds” will be available through the Self-Directed Brokerage Account (the “SDBA”), when available, the SDBA may become considered a competing fund.  In the unlikely event the SDBA is considered a competing fund and you wish to move money from the Lincoln Stable Value Account into the SDBA, you would need to move the money into one of the other Plan Investment Options first, leave it there for at least 90 days, and then move it into the SDBA.

Transfers out of the Lincoln Stable Value Account may also be limited or delayed during calendar quarters when current interest rates are higher than the five-year historical average.

In order to prevent market timing, excessive trading, and similar abuses, the managers of the various Investment Options may impose additional trading restrictions or redemption fees triggered by certain kinds of trades or trading activities.  For mutual fund investment options, please see the relevant prospectus for information on trading restrictions or applicable redemption fees.  For collective investment trust options, please consult the relevant disclosure statements for such information.  These documents are available on Lincoln Alliance’s web site at: www.LincolnAlliance.com, or by requesting them through the Customer Service Center: 800-234-3500.  Other than the 90-day Equity Wash requirement described above, the Lincoln Stable Value Account investment option is not subject to any market timing or excessive trading restrictions or redemption fees.  The LNC Stock Fund is not subject to any market timing or excessive trading restrictions or redemption fees.

Investments in the Plan.

The Plan Trustee, Wilmington Trust Company, will invest your Contributions as soon as reasonably possible after receipt, in accordance with your investment directions and the provisions of the Plan.  In addition to purchasing shares of our Common Stock on the open market, the Plan Trustee may from time to time purchase authorized and unissued shares directly from us, or purchase outstanding shares directly from our shareholders. Under the terms of the Plan, certain fees, commissions, and other expenses for these transactions will be charged to the Plan.

In deciding how to invest your Plan account, you should carefully consider which Investment Options are right for you.  You should read the following information carefully when making Plan investment decisions about these Investment Options.  You can find additional information about the various Investment Options, including performance data, by visiting Lincoln Alliance’s Web site:  www.LincolnAlliance.com and viewing and/or downloading the various mutual fund prospectuses and collective investment trust disclosure statements.   This information will help you to understand the differences between the various Investment Options and choose among them knowledgeably.  The information provided to you in the following description of Investment Options should not be construed as an investment recommendation for any particular Investment Option.

Comparative Performance of Investment Options

In general, the following table sets forth the annualized yield earned on the Investment Options currently offered by the Plan over certain periods of time—assuming the reinvestment of dividends and interest.  All rates of return represent past performance and are not necessarily indicative of future performance.  Many conditions affecting performance--such as inflation, business growth and interest rates--may be different in the future.  Investment return and principal value may fluctuate with changes in market conditions so that when you withdraw your investment it may be worth more or less than the original amount invested.  The table below has been prepared to assist you in making your investment directions under the Plan.  However, the value of this information is limited, and we recommend that you consult a qualified investment adviser before making any investment decisions.

The performance figures have been reduced to reflect some, but not all, of the fees and expenses affecting the Investment Option.  Except as otherwise stated in the description of “Expense” for each Investment Option, the “Net Expense Ratio” of an Investment Option reflects reductions in the performance figures due to investment management fees, contract fees and other operating expenses.  Please see the description of “Expense” for each Investment Option for more detail about these fees and expenses, as well as for any additional fees and expenses, which, if shown, would have the effect of further reducing the performance figures.  In cases where the charges were not included, please note that the performance figures would be reduced if such expenses were deducted from performance data.

Fund Performance – Average Annual Total Return*
	Performance as of 10/31/2009						Performance as of Quarter Ending 9/30/2009			Expense Ratio %
	Ticker	3 Months	1 Year	3 Years	5 Years	Inception Date	1 Year	5 Years	* 10 Yrs. Or Since Inception	Gross Expense Ratio	± Net Expense Ratio %
Stock-Based Investments
American Funds Grth Fund of Amer R5	RGAFX	4.09%	16.09%	-4.60%	2.99%	May-02	-1.99%	3.89%	4.28%	0.40	0.40
Columbia Acorn Z	ACRNX	5.46%	19.42%	-4.74%	3.54%	Jun-70	-1.09%	4.93%	9.48%	0.76	0.76
Delaware Intl Equity Trust	---	7.67%	31.69%	---	---	Oct-08	---	---	14.37%	0.90	0.90
Delaware Large Cap Growth Trust	---	5.48%	18.34%	---	---	Oct-08	1.04%	---	1.04%	0.70	0.70
Delaware Lg Cap Value Trust	---	5.44%	11.88%	---	---	Oct-08	-3.01%	---	-3.01%	0.70	0.70
Delaware Mid Cap Value I	DLMIX	5.12%	15.34%	---	---	Feb-08	-4.72%	---	-10.42%	3.50	1.00
Delaware Small Cap Growth Trust	---	4.77%	19.97%	---	---	Oct-08	---	---	-3.26%	0.80	0.80
Dodge & Cox International Stock	DODFX	7.74%	36.90%	-3.65%	6.98%	May-01	6.77%	8.34%	8.73%	0.64	0.64
Harbor International Growth Instl	HAIGX	4.15%	29.90%	-4.98%	5.39%	Nov-93	-0.18%	6.91%	-2.77%	0.92	0.92
Vanguard Extended Market Idx Instl	VIEIX	3.64%	15.41%	-6.37%	2.24%	Jul-97	-3.80%	3.94%	4.05%	0.09	0.09
Vanguard Institutional Index	VINIX	5.47%	9.95%	-6.97%	0.36%	Jul-90	-6.76%	1.05%	-0.11%	0.05	0.05
Allocation Investments
Delaware Foundation® Conservative Allocation Fund	DFIIX	5.39%	25.89%	3.31%	5.07%	Dec-97	15.93%	5.29%	4.41%	1.32	0.90
Delaware Foundation® Moderate Allocation Fund	DFFIX	5.54%	24.80%	0.54%	4.25%	Dec-97	11.76%	4.61%	3.70%	1.31	0.90
Delaware Foundation® Growth Allocation Fund	DFGIX	5.62%	24.50%	-2.48%	3.21%	Dec-97	8.07%	3.71%	2.54%	1.42	0.90
Bond-Based Investments
Delaware Diversified Income Trust	---	6.16%	28.89%	---	---	Oct-08	---	---	24.66%	0.70	0.70
Cash and Stable Value
Lincoln Stable Value Account	---	1.13%	4.79%	4.78%	4.42%	May-83	4.83%	4.41%	5.06%	0.09	0.09
Employer Securities
LNC Stock Fund	LNC	12.09%	38.48%	-26.71%	-10.85%	---	-31.61%	-10.62%	-3.41%	---	---

*Average annual total return for period specified or since inception if the fund's age is less than the number of years shown.

± Expense ratios are net of any temporary fee waiver currently in effect.  Please see the description of “Expense” for each option for more detail.

Types of Investment Options

Collective Investment Trusts.  A collective investment trust or “CIT” is an investment fund that is similar to a mutual fund in that it invests in stocks, bonds, and other investments.  However, CITs are exempt from registration with the Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and are therefore not subject to the same fees, expenses and regulatory requirements—or regulatory protections—as mutual funds.  Collective investment trusts may only hold the assets of qualified retirement and government plans, including 401(k) plans, Taft-Hartley plans, profit sharing and cash balance plans, and governmental 457 plans.  An investor in a CIT holds a “unit” of the trust.  This investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or entitled to the protections of the 1940 Act.

In addition to the quoted net expense ratios, other expenses, including legal, auditing, custody service and tax form preparation, investment and reinvestment expenses may apply with respect to your CIT investment.  The CITs offered by the Plan are maintained by Wilmington Trust Retirement and Institutional Services Company (“WTRIS”) formerly known as AST Capital Trust Company of Delaware, a Delaware state chartered trust company.  WTRIS is an independent trust company and is not an affiliate of Lincoln National Corporation.  WTRIS is a wholly owned subsidiary of Wilmington Trust Company FSB.

Participation or investment in a CIT is governed by the terms of the trust and participation materials.  An investor should carefully consider the investment objectives, risks, and charges and expenses of the CIT before investing.  The disclosure statement for each CIT contains this and other important information and should be read carefully before investing or sending money. For disclosure statements, please contact Lincoln Alliance’s Customer Service Center at: 800-234-3500, or visit its web site at: www.LincolnAlliance.com.

Mutual Funds.   Mutual funds invest in stocks and bonds and other investments and are registered with the SEC as an investment company under the 1940 Act.  Investors in a mutual fund are “shareholders” in a fund with all of the rights and protections provided by the 1940 Act.  With respect to a mutual fund investment option, an investor should carefully consider the investment objectives, risks, charges and expenses of the investment company before investing.  The prospectus for the mutual fund contains this and other important information and should be read carefully before investing or sending money.  For prospectuses, please contact Lincoln Alliance’s Customer Service Center at: 800-234-3500, or visit its web site at: www.LincolnAlliance.com.

Insurance Products.  The Lincoln Stable Value Fund is a fixed annuity issued by The Lincoln National Life Insurance Company, Fort Wayne, IN, 46802, on Form 28866-SV and state variations thereof. Guarantees are based upon the claims-paying ability of the issuer.  Contributions received in any quarter will earn interest at the portfolio rate in effect for the quarter, with a minimum guaranteed interest rate.

Employer Securities.  The primary purpose of the LNC Stock Fund is to allow you to invest in the securities of your employer, Lincoln National Corporation.   For a description of the risks associated with investment in Lincoln National Corporation, please refer to the Risk Factors beginning on page 5 and Lincoln National Corporation’s filings with the SEC incorporated by reference herein (see “Documents Incorporated by Reference” on page 73).

Self-Directed Brokerage Account.  A Self-Directed Brokerage Account or “SDBA” allows you to invest in certain securities offered by a brokerage company selected by the Plan Administrator.  In order to have access to the Plan’s SDBA, you must complete an application with TDAmeritrade to open a brokerage account with them.  You must also complete a consent and waiver form to be used by our legal and compliance departments acknowledging the risks associated with investing through a SDBA, providing certain information about yourself, and agreeing that information about your SDBA transactions will be periodically provided to the Company’s law and compliance departments.  The SDBA is not open yet but will be available at the discretion of the Plan Administrator.

Risks Associated with the Investment Options

It is important to keep in mind one of the main axioms of investing: the higher the risk of losing money, the higher the potential reward.  The reverse, also, is generally true: the lower the risk, the lower the potential reward.  As you consider investing in the Plan’s Investment Options, you should take into account your personal risk tolerance.  Diversification within your investment portfolio can reduce risk.  Recent events in the financial sector and the corresponding market volatility reinforces the importance of a well-diversified portfolio, which is one of the most effective ways to ride out short-term market fluctuations.  When you diversify your portfolio – whether by investing in a ready-mixed fund with exposure to a number of investment sectors, or by investing in a number of funds representing different asset classes or styles – you can potentially reduce risk and increase your exposure to various market opportunities.

The Investment Options are subject to one or more risks which are described in summary fashion in the section entitled “Primary Risks” for each Option, and in greater detail in the prospectus materials (for mutual funds), disclosure statements (for collective investment trusts), and miscellaneous disclosure materials referenced in this document.  Please remember that this Investment Supplement is only a summary of those primary disclosure materials, and is not intended to replace or supersede those materials.  Before investing, you should review the full explanation of risks associated with each investment before making a decision to invest.  Copies of the prospectuses and disclosure statements for mutual funds and collective investment trusts are available by contacting Lincoln Alliance’s Customer Service Center at: 800-234-3500, or visiting its web site at: www.LincolnAlliance.com.

The following are summaries of the Prospectuses and Disclosure Statements related to the various options available.  You should read the full Prospectuses and Disclosure Statements for an explanation of the Funds and risks involved in investing in any one of the funds.

 Stock-Based Investments

American Funds Growth Fund of Amer R5 (Mutual Fund)

•
Investment Objectives: The Fund seeks to provide growth of capital.  The benchmark for this Fund is the S&P 500/Citigroup Growth Index. The S&P/Citigroup Growth Index is a capitalization-weighted index that measures the performance of S&P 500 companies that exhibit strong growth characteristics, including higher earnings growth rates.

•
Investment Strategies: The Fund invests primarily in common stocks of companies that appear to offer superior opportunities for growth of capital.  The Fund may also hold cash or money market instruments.  The Fund may invest up to 15% of its assets in securities of issuers domiciled outside the United States and Canada and not included in Standard & Poor’s 500 Composite Index.  The Fund may invest up to 10% of its assets in lower quality nonconvertible debt securities.

•
Primary Risks:  This Fund is designed for investors with a long-term perspective who are able to tolerate potentially wide price fluctuations as the growth-oriented equity-type securities generally purchased by the Fund may involve large price swings and potential for loss.  In general, investment in the Fund is subject to risks, including the possibility that the value of the Fund's portfolio holdings may fluctuate in response to events specific to the companies or markets in which the Fund invests, as well as economic, political or social events in the United States or abroad.For specific definitions/explanations of the risks associated with investments in this Fund, please see the prospectus for this Fund.

•	Manager: Capital Research and Management Company is the investment advisor.

•	Expense: 0.40%.

Columbia Acorn Fund (Mutual Fund)

•
Investment Objectives: The Fund seeks long-term capital appreciation.  The long-term investment objective is compared to those of the Russell 2500 Index, the fund’s primary benchmark, the S&P 500® Index and the Russell 2000 Index.

Investment Strategies:  Under normal circumstances, the Fund invests a majority of its net assets in small- and mid-sized companies with market capitalizations under $5 billion at the time of investment.  The Fund may also invest up to 33% of its assets in foreign companies in developed markets such as Japan, Canada and the United Kingdom and in emerging markets such as China, India and Brazil.

•
Primary Risks:  Emerging Markets Securities Risk, Foreign Securities Risk, Industry Sector Risk, Investment Strategy Risk, Market Risk, Small Company Securities Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  In general, investments in small- and mid-cap companies may be subject to greater volatility and price fluctuation because they may be thinly traded and less liquid, and may be affected by stock market fluctuations due to economic and business development.  This Fund may invest in foreign securities, which may be subject to greater volatility than domestic investments.

•	Manager: Columbia Wanger Asset Management, L.P.

•	Expense: 0.76%

Delaware International Equity Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation without undue risk to principal. The benchmark for the Trust is the MSCI® EAFE Index.

•
Investment Strategies: The Trust is invested primarily in equity securities of issuers from foreign countries.  The sub-advisor for the Trust, Delaware Investment Advisors (“DIA”), believes that the potential for strong returns can be realized by assembling an international portfolio of fundamentally strong companies that have superior business prospects and that are priced below DIA’s estimate of their intrinsic value.  In selecting foreign stocks, DIA’s philosophy is based on the concept that adversity creates opportunity and that transitory problems can be overcome by well-managed companies.  DIA focuses on out-of-favor stocks that have the potential to realize their intrinsic value within a three to five year time horizon.  The Trust may purchase securities in any foreign country, developed or emerging; however, it is currently anticipated to invest in Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Korea, Mexico, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, Taiwan, and the United Kingdom.

•
 Primary Risks:  Call Risk, Credit Risk, Currency Risk, Derivatives Risk, Emerging Market Risk, Foreign Government and Supranational Securities Risk, High-Yield, High Risk Foreign Fixed-Income Securities Risk Industry and Security Risk Inefficient Market Risk, Information Risk Interest Rate Risk, International Risk, Liquidity Risk, Manager Risk, Market Risk, Political Risk, Small Company Risk, Transactions Costs Risk, Turnover Risk. For specific definitions/explanations of these types of risks, please see the disclosure statement for this Trust.  In general, foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards. Securities of issuers from emerging market countries may be more volatile, less liquid, and generally more risky than investments in issuers from more developed foreign countries.

•
Manager:  Wilmington Trust Retirement and Institutional Services Company (the “Trustee”), formerly known as AST Capital Trust Company, serves as the Trustee of the Trust and maintains ultimate fiduciary authority over the management of, and investments made, in the Trust.  The Trustee is a wholly owned subsidiary of Wilmington Trust FSB and a Delaware State chartered trust company.  The Trustee has engaged Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.90%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

Delaware Large Cap Growth Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Growth Index.

•
Investment Strategies: The Trust is invested primarily in equity securities of large-capitalization companies that the Trust’s sub-advisor, Delaware Investment Advisors (“DIA”), believes have the potential for sustainable free cash flow growth.  The Trust currently considers a “large-capitalization company” to be a company within the range of market capitalization of companies in the Russell 1000 Growth Index at the time of purchase.

•
Primary Risk: Credit Risk, Futures and Options Risks, Industry and Security Risk, International Risk, Liquidity Risk.  For specific definitions/explanations of these types of risks, please see the disclosure statement for this Trust.  In general, because this Trust expects to hold a more concentrated portfolio of a limited number of securities, a decline in the value of these investments would cause the Trust’s overall value to decline to a greater degree than a less concentrated portfolio. Foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.

•
Manager:   Wilmington Trust Retirement and Institutional Services Company (the “Trustee”), formerly known as AST Capital Trust Company, serves as the Trustee of the Trust and maintains ultimate fiduciary authority over the management of, and investments made, in the Trust.  The Trustee is a wholly owned subsidiary of Wilmington Trust FSB and a Delaware State chartered trust company.  The Trustee has engaged Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•
Expense: 0.70%.  The Trust will be changed with certain operating expenses, including, without limitation, audit expenses, custody service fees, tax form preparation expenses, retirement plan platform fees, legal and other fees.

Delaware Large Cap Value Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Value Index.

•
Investment Strategies: The Trust is invested primarily in securities of large-capitalization companies (with market capitalizations of $5 billion or greater at the time of purchase) that the sub-advisor believes to have long-term capital appreciation potential and are undervalued in relation to their intrinsic value as indicated by multiple factors including earnings and cash flow potential.  The sub-advisor follows a value-oriented investment philosophy in selecting stocks for the Trust using a research intensive approach.

•
Primary Risks:  Call Risk, Currency Risk, Derivatives Risk, Emerging Markets Risk, Industry and Security Risk, Interest Rate Risk, International (Country) Risk, Liquidity Risk, Manager Risk, Market Risk, Turnover Risk.  For specific definitions/explanations of these types of risks, please see the disclosure statement for this Trust.  In general, because this Trust expects to hold a more concentrated portfolio of a limited number of securities, a decline in the value of these investments would cause the Trust’s overall value to decline to a greater degree than a less concentrated portfolio.  Foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.

•
Manager:  Wilmington Trust Retirement and Institutional Services Company (the “Trustee”), formerly known as AST Capital Trust Company, serves as the Trustee of the Trust and maintains ultimate fiduciary authority over the management of, and investments made, in the Trust.  The Trustee is a wholly owned subsidiary of Wilmington Trust FSB and a Delaware State chartered trust company.  The Trustee has engaged Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.70%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

Delaware Mid Cap Value Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks capital appreciation.

•
Investment Strategies: The Fund is invested primarily in medium-sized companies whose stock prices appear low relative to their underlying value or future potential.  Under normal circumstances, at least 80% of the Funds’ net assets will be in investments of medium-sized companies (the 80% policy).  Mid-sized companies would be those companies whose market capitalizations fall within the range represented in the Russell Midcap® Value Index at the time of the fund’s investment.  The Fund’s 80% policy can be changed without shareholder approval provided shareholders are given notice at least 60 days prior to any change.

•
Primary Risks:  Industry Risk, Interest Rate Risk, Liquidity Risk, Market Risk, Security Risk, Small Company Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  In general, investing in small- and/or medium-sized company stocks typically involve greater risk, particularly in the short-term, than those investing in larger, more established companies.

•	Manager: Delaware Management Company.

•
Expense: 1.00%.  The Fund’s investment manager has voluntary agreed to waive all or a portion of its investment management fees and pay/or reimburse expenses, in order to prevent the total annual fund operating expenses from exceeding 1.00% of the Fund’s average daily net assets. The waiver may be discontinued at any time. The estimated total annual fund operating expenses without the waiver is 3.50%.

Delaware Small Cap Growth Trust (Collective Investment Trust)

•
Investment Objectives: The Trust seeks capital appreciation by investing primarily in securities of emerging or other growth-oriented companies.  The Trust’s benchmark is the Russell 2000® Growth Index.

•
Investment Strategies:  The Trust invests primarily in small companies that the sub-advisor believes offer above-average opportunities for long-term price appreciation because they are poised to benefit from changing and dominant trends within society or the political arena.  The sub-advisor uses a bottom-up approach to stock selection that seeks market leaders, strong product cycles, innovative concepts, and industry trends.  The sub-advisor relies on its own research in choosing securities for the Trust portfolio, reviewing price-to-earnings ratios, estimated growth rates, market capitalization, and cash flows, ultimately investing in: common stocks, American Depository Receipts (ADRs), repurchase agreements, restricted securities, illiquid securities, convertible securities, warrants, preferred stocks, bonds, and lending securities.   The Trust may buy or sell securities on a “when issued” or “delayed delivery” basis, borrow money from banks as a temporary measure for extraordinary or emergency purposes, or to facilitate redemptions, or take temporary defensive positions.

•
Primary Risks: Company Size Risk,  Industry and Security Risk, Interest Rate Risk, International Risk, Liquidity Risk, Market Risk.  For specific definitions/explanations of these types of risks, please see the disclosure statement for this Trust.  In general, because this Trust expects to invest in the stocks of small and/or medium-sized companies typically involve greater risk, particularly in the short term, than those investing in larger, more established companies.  Foreign investments are subject to risks and not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.

•
Manager:  Wilmington Trust Retirement and Institutional Services Company (the “Trustee”), formerly known as AST Capital Trust Company, serves as the Trustee of the Trust and maintains ultimate fiduciary authority over the management of, and investments made, in the Trust.  The Trustee is a wholly owned subsidiary of Wilmington Trust FSB and a Delaware State chartered trust company.  The Trustee has engaged Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.80%.

Dodge & Cox International Stock Fund (Mutual Fund)

•
Investment Objectives: The Fund seeks long-term growth of principal and income.  A secondary objective is to achieve a reasonable current income.  The Fund’s benchmark is the Morgan Stanley Capital® International, Europe, Australasia, Far East Index (MSCI®EAFE®).  The MSCI®EAFE® is an unmanaged index of the world’s stock markets, excluding the United States.

•
Investment Strategies: The Fund invests primarily in a diversified portfolio of equity securities issued by non-U.S. companies from at least three different foreign countries, including emerging markets.  The Fund focuses on countries whose economic and political systems appear more stable and are believed to provide some protection to foreign shareholders.  The Fund invests primarily in medium-to-large well established companies based on standards of the applicable market.

•
Primary Risks: Emerging Markets Risk, Equity Securities Risk, Fixed Income Securities Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  In general, foreign investing, especially in developing countries, has special risks such as currency and market volatility and political and social instability. These and other risk considerations are discussed in the Fund’s prospectus.

•	Manager: Dodge & Cox

•	Expense: 0.64%

Harbor International Growth Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks long-term growth of capital. The benchmark for the Fund is the MSCI® EAFE Growth Index.

•
Investment Strategies: The Fund is invested primarily (no less than 65% of its total assets) in common stocks of foreign companies that are selected for their long-term growth potential.  The Fund may invest in companies of any size throughout the world.  The Fund normally invests in the securities or issuers that are economically tied to at least four different foreign countries.  The Fund may invest up to 35% of its total assets, determined at the tine of purchase, in securities of companies operating in or economically tied to emerging markets.  Some issuers or securities in the Fund’s portfolio may be based in or economically tied to the United States.

•
Primary Risk:  Growth Style Risk, Emerging Markets Risk, Foreign Securities Risk, Market Risk, Portfolio Turnover Risk, Selection Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund. The Fund’s policy of investing in a narrowly focused selection of stocks may expose the Fund the risk that a substantial decrease in the value of a stock may cause the net asset value of the Fund to fluctuate more than if the Fund were invested in a greater number of stocks.  The Fund may also be subject to greater risks and higher brokerage and custodian expenses than funds invested only in the U.S.  Investing in international and emerging markets poses special risks, including potentially greater price volatility due to social, political and economic factors, as well as currency exchange rate fluctuations.  These risks are more severe for securities of issuers in emerging market regions.

•
Manager:  Harbor Capital Advisors, Inc. maintains ultimate fiduciary authority over the management of, and investments made, in the Fund, and have engaged Marsico Capital Management LLC to act as the investment sub-advisor to the Fund.

•	Expense: 0.92%.

Vanguard® Extended Market Index Fund (Mutual Fund)

•
Investment Objectives: The Fund seeks to track the performance of a benchmark index that measures the investment return of small- and mid-capitalization stocks.  The benchmark for this Fund is the Dow Jones Wilshire 4500 Completion Index, Spliced Extended Market Index and the S&P Completion Index.

•
Investment Strategies: The Fund employs a “passive management” –-or indexing—investment approach designed to track the performance of the Standard & Poor’s Completion Index, a broadly diversified index of stocks of small and medium-size U.S. companies.  The S&P Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the- counter market, except those stocks included in the S&P 500 Index.  The Fund invests all, or substantially all, of its assets in stocks of its target index, with nearly 80% of its assets invested in 1,200 stocks in its target index (covering nearly 80% of the Index’s total market capitalization), and the rest of its assets in a representative sample of the remaining stocks.  The Fund holds a broadly diversified collection of securities that, in the aggregate, approximates the full Index in terms of key characteristics.  These key characteristics include industry weightings and market capitalization, as well as certain financial measures, such as price/earnings ratio and dividend yield.

•
Primary Risks:  Investment Style Risk, Stock Market Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund. The Fund is subject to stock market risk, which is the chance that stock prices overall will decline.  Stock markets tend to move in cycles, with periods of rising or falling prices.  The fund is also subject to investment style risk, which is the chance that returns from small- and mid-capitalization stocks will trail returns from the overall stock market.  Historically, these stocks have been more volatile in price than the large-cap stocks that dominate the overall market, and they often perform quite differently.

•	Manager: The Vanguard Group, Inc. is the registered investment advisor.

•	Expense: 0.09%

Vanguard® Institutional Index Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks.

•
Investment Strategies: The Fund employs a “passive management” –-or indexing—investment approach designed to track the performance of the Standard & Poor’s 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. Companies.  The Fund tends to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the Standard & Poor’s 500 Index, holding each stock in approximately the same proportion as its weighting in the Index.

•
Primary Risks: Investment Style, Stock Market Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund. In general, Vanguard funds classified as moderate to aggressive are broadly diversified but are subject to wide fluctuations in share price because they hold virtually all of their assets in common stocks. In general, such funds are appropriate for investors who have a long-term investment horizon (ten years or longer), who are seeking growth in capital as a primary objective, and who are prepared to endure the sharp and sometimes prolonged declines in share prices that occur from time to time in the stock market. This price volatility is the trade-off for the potentially high returns that common stocks can provide. The level of current income produced by funds in this category ranges from moderate to very low.

•	Manager: The Vanguard Group, Inc. is the registered investment advisor.

•	Expense: 0.05%

 Asset Allocation Options

Each of the three Asset Allocation Options summarized below relies on active asset allocation and invests in a diversified portfolio of securities of different investment classes and styles as it strives to obtain its objectives.  The Asset Allocation Options offer varying levels of income and growth potential and corresponding variations in risk: “conservative,” “moderate,” or “aggressive.”

Delaware Foundation® Conservative Allocation Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks a combination of current income and preservation of capital with capital appreciation. The benchmark for the Fund is the Barclays Capital U.S. Aggregate Index.

Investment Strategies: The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach.  The Fund typically targets about 40% of its net assets in equity securities (with a range of 20% to 50%), and 60% of its net assets in fixed income securities (with a range from 50% to 80%).  The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 20%, with a range of  5% to 30%); international equity, such as international value and international growth (target 15%, with a range of 5% to 30%); global real estate (target 0%, with a range from 0% to 15%); emerging markets (target 5%, with a range from 0% to 10%).  The fixed income portion includes bonds (target 58%, with a range of 30% to 70%) and cash equivalents (target 2%, with a range of 0% to 20%).

•
Primary Risks:  The Fund has significant exposure to Interest Rate Risk, Credit Risk and Pre-payment Risk, due to its greater focus in the fixed income asset class and moderate exposure to Currency Risk due to its international holdings. Additional risks include Derivatives Risk, Emerging Markets Risk, Foreign Government and Supranational Securities Risks, Foreign Risk, Futures and Option Risk, High-Yield, High-Risk Foreign Income Securities Risk, Industry and Security Risk, Inefficient Market Risk, Information Risk, International Risk, Legislative and Regulatory Risks, Liquidity Risk, Loans and Other Direct Indebtedness Risks, Market Risk, Political Risk ,Real Estate Industry Risk, Small Company Risk, Transaction Cost Risk, Zero Coupon and Pay-in-Kind Bonds Risk, and Valuation Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  In general, the Fund may invest in international mutual funds, which are exposed to certain risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards. The Fund’s investments are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds (“junk bonds”) involve higher risk than investment grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc.

•
Expense: 0.90%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/reimburse expenses from February 1, 2009 through January 31, 2010 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.90% of the Fund’s average daily net assets.  The estimated total annual fund operating expenses without the waiver is 1.32%.

Delaware Foundation® Moderate Allocation Fund (Mutual Fund)

•
Investment Objectives: The Fund seeks capital appreciation as the primary objective with current income as a secondary objective.  The Fund’s benchmark is the S&P 500 Index and the Barclays Capital U.S. Aggregate Index.

•
Investment Strategies: The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach.  The Fund typically targets about 60% of its net assets in equity securities (with a range of 40% to 70%), and 40% of its net assets in fixed income securities (with a range from 30% to 60%).  The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 30%, with a range of 10% to 40%); international equity, such as international value and international growth (target 22.5%, with a range of 10% to 40%); global real estate (target 0%, with a range from 0% to 15%); emerging markets (target 7.5%, with a range from 0% to 15%).  The fixed income portion includes bonds (target 38%, with a range of 20% to 50%) and cash equivalents (target 2%, with a range of 0% to 15%).

•
Primary Risks:  The Fund has significant exposure to Foreign Risk and Currency Risk, due to its international holdings and moderate exposure to Small Company Risk, Interest Rate Risk, Credit Risk and Emerging Markets Risk.  Additional risks include Derivatives Risk, Foreign Government and Supranational Securities Risks, Futures and Option Risk; High-Yield, High-Risk Foreign Income Securities Risk, Industry and Security Risk, Inefficient Market Risk Information Risk, International Risk, Legislative and Regulatory Risks, Liquidity Risk, Loans and Other Direct Indebtedness Risks, Market Risk, Political Risk, Pre-payment Risk, Real Estate Industry Risk, Transaction Cost Risk, Zero Coupon and Pay-in-Kind Bonds Risk, and Valuation Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  In general, this Fund may invest in international mutual funds, which are exposed to certain risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.  Fund investments are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds (“junk bonds”) involve higher risk than investment grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities. A rise/fall in the interest rates can have a significant impact on bond prices and the NAV (net asset value) of the Fund.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc.

•
Expense: 0.90%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/reimburse expenses from February 1, 2009 through January 31, 2010 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.90% of the fund’s average daily net assets.  The estimated total annual fund operating expenses without the waiver is 1.31%.

Delaware Foundation® Growth Allocation Fund (Mutual Fund)

•	Investment Objectives: The Fund seeks long-term capital growth. The benchmark for this Fund is the S&P 500 Index.

Investment Strategies: The Fund invests in a combination of underlying securities representing a variety of asset classes and investment styles, using an active allocation approach.  The Fund typically targets about 80% of its net assets in equity securities (with a range of 55% to 90%), and 20% of its net assets in fixed income securities (with a range of 10% to 45%).  The following provides the target percentages of the Fund’s net assets in each style of underlying equity securities: U.S. equity, such as U.S. large cap core, U.S. large cap growth, U.S. large cap value, U.S. small cap core (target 40%, with a range of 15% to 50%); international equity, such as international value and international growth (target 30%, with a range of 15% to 50%); global real estate (target 0%, with a range from 0% to 20%); and emerging markets (target 0%, with a range from 0% to 20%).  The fixed income portion includes bonds (target 38%, with a range of 20% to 50%) and cash equivalents (target 2%, with a range of 0% to 10%).

•
Primary Risks:  The Fund has significant exposure to Small Company Risk, Foreign Risk and Currency Risk due to its international holdings and moderate exposure to Interest Rate Risk and Emerging Markets Risk.  Additional risks include Credit Risk, Derivatives Risk, Foreign Government and Supranational Securities Risks; Foreign Risk, Futures and Option Risk; High-Yield, High-Risk Foreign Income Securities Risk, Industry and Security Risk, Inefficient Market Risk Information Risk, International Risk, Legislative and Regulatory Risks, Liquidity Risk, Loans and Other Direct Indebtedness Risks, Market Risk, Political Risk, Pre-payment Risk, Real Estate Industry Risk, Transaction Cost Risk, Zero Coupon and Pay-in-Kind Bonds Risks, and Valuation Risk. For specific definitions/explanations of these types of risks, please see the prospectus for this Fund. In general, the Fund may invest in international mutual funds, which are exposed to certain risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards. Note that funds investing in small- and/or medium-sized company stocks typically involve greater risk, particularly in the short-term, then those investing in larger, more established companies.  The Fund investments are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds (“junk bonds”) involve higher risk than investment grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities.  A rise/fall in the interest rates can have a significant impact on bond prices and the NAV (net asset value) of the Fund.

•	Manager: Delaware Management Company, a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc.

•
Expense: 0.90%.  The Fund’s investment manager has contracted to waive all or a portion of its investment advisory fees and or/reimburse expenses from February 1, 2009 through January 31, 2010 in order to prevent total annual fund operating expenses from exceeding, in an aggregate amount, 0.90% of the Fund’s average daily net assets.  The estimated total annual fund operating expenses without the waiver is 1.42%.

 Bond Options

Bond Options seek income or growth of income by investing primarily in income-producing securities such as corporate bonds, mortgages, government bonds, foreign bonds, convertible bonds, and preferred stocks.  Bond Options generally have a lower potential for capital growth.

 Delaware Diversified Income Trust (Collective Investment Trust)

•	Investment Objectives: The Trust seeks maximum long-term total return, consistent with reasonable risk. The benchmark for the Trust is Barclays Capital U.S. Aggregate Index.

•
Investment Strategies:  The Trust allocates its investments principally among the following sectors: U.S. investment grade, U.S. high yield, international developed markets, and emerging markets.  Under normal circumstances, there is no limit to the amount of the Trust’s assets that may be invested in the U.S. investment grade sector, with the Trust’s manager investing primarily in debt obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and by U.S. corporations.  U.S. investment grade securities include securities which are issued or guaranteed as to the payment of principal and interest by the U.S. government and its various agencies and instrumentalities, and mortgage-backed securities issued or guaranteed by the U.S. government.  Under normal circumstances, between 5% and 50% of the Trust’s assets will be invested in the U.S. high yield sector, including domestic high yield securities having a liberal and consistent yield and those tending to reduce the risk of market fluctuations, domestic corporate debt obligations, including notes, which may be convertible or non-convertible, commercial paper, units consisting of bonds with stock or warrants to buy stock attached, debentures, convertible debentures, zero coupon bonds, and pay-in-kind securities.  U.S. high yield sector investments may also include rated and unrated bonds.  The rated bonds purchase by the Trust are generally rated BB or lower by Standard & Poor’s (S&P) or Fitch, Inc., Ba or lower by Moody’s Investors Service, Inc., or similarly rated by another nationally recognized statistical rating organization.  Investments in the international developed markets sector and the emerging markets sectors may range from 5% to 50% of the Trust’s total assets on a combined basis; however, investments in the emerging markets sector will, in the aggregate be limited to no more than 15% of the Trust’s total assets..  The international developed markets sector investments are primarily the fixed income securities of issuers organized or having the majority of their assets or deriving the majority of their operating income in international developed markets, and may include foreign government securities, debt obligations of foreign companies, and securities issued by supranational entities.  Emerging markets sector investments may include the securities of issuers in any foreign country, developed and underdeveloped, as well as the direct obligations of such issuers.  The Trust may also invest in sponsored and unsponsored American Depository Receipts (ADRs), European Depository Receipts (EDRs), Global Depository Receipts (GDRs), and zero coupon bonds.

•
Primary Risks:  The Trust has significant exposure to Credit Risk, Currency Risk, Derivatives Risk, Foreign Government Securities Risk, Futures and Option Risk , Interest Rate Risk, International Risk, Legislative and Regulatory Risk, Liquidity Risk, Loans and Other Direct Indebtedness Risk, Market Risk, Pre-payment Risk , Zero Coupon and Pay-in-Kind Bonds Risk, Transaction Costs Risk, and Valuation Risk.  For specific definitions/explanations of these types of risks, please see the disclosure statement for this Trust.  In general, investments in the Delaware Diversified Income Trust are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds (“junk bonds”) involve higher risk than investment grade bonds. Adverse conditions may affect the issuer’s ability to pay interest and principal on these securities. Foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.  Securities of issuers from emerging market countries may be more volatile, less liquid, and generally more risky than investments in issuers from more developed foreign countries.  Diversification does not ensure a profit or guarantee against a loss. The Trust will also be affected by prepayment risk due to its holdings of mortgage-backed securities. With prepayment risk, when homeowners prepay mortgages during periods of low interest rates, the Trust may be forced to redeploy its assets in lower yielding securities. If, and to the extent that, the Trust invests in forward foreign currency contracts or uses other investments to hedge against currency risks, the Trust will be subject to the special risks associated with those activities.

•
Manager:  Wilmington Trust Retirement and Institutional Services Company (the “Trustee”), formerly known as AST Capital Trust Company, serves as the Trustee of the Trust and maintains ultimate fiduciary authority over the management of, and investments made, in the Trust.  The Trustee is a wholly owned subsidiary of Wilmington Trust FSB and a Delaware State chartered trust company.  The Trustee has engaged Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.70%

 Stability of Principal Investment Options

Stability of Principal Investment Options are conservative investment options which seek to hold the principal value of an investment so that it is stable or close to stable through all market conditions.  Stability of Principal Investment Pptions may credit a stated rate of return or minimum periodic interest rate that may vary.  These types of investments are often referred to as a “guaranteed account” or “money market account.”

The Lincoln Stable Value Account (Insured Product)

•
Investment Objectives:  This Investment Option seeks to provide a competitive current interest rate that translates into the highest possible return with the lowest level of risk while also offering the protection of principal. Contributions made to the Lincoln Stable Value Account in any quarter will earn interest at the quarterly-set portfolio rate.  The portfolio rate is declared for the quarter and is in effect only for that quarter.  The portfolio rate is the three-year average of the Barclays Capital Intermediate U.S. Government/Credit Index, plus 0.20%, as of one month prior to the beginning of each quarter.  The guaranteed minimum crediting rate for the Lincoln Stable Value Account is 3.00%.  The portfolio rate in effect for the second quarter (2Q) of 2009 is 4.64%.  This formula is guaranteed for five (5) contract years (ending October 1, 2013).  The Lincoln National Life Insurance Company will provide notice of a new formula prior to October 1, 2013.  If the Barclays Intermediate U.S. Government/Credit Index ceases to be published, The Lincoln National Life Insurance Company will select a comparable index.

•
Investment Strategies: The Lincoln Stable Value Account, a fixed annuity, is part of the general account of The Lincoln National Life Insurance Company and is backed by the general credit worthiness and the claims paying ability of The Lincoln National Life Insurance Company.  The general account invests in investment and non-investment grade public companies, U.S. government bonds, high-quality corporate bonds, and other high-quality asset classes in keeping with the investment policy statement for the portfolio.

•
Primary Risks: Credit Risk (the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that such companies or individuals will be unable to pay the contractual interest or principal on their debt obligations at all); Inflation Risk (the possibility that, over time, the returns will fail to keep up with the rising cost of living); Interest Rate Risk (the chance that bond prices overall will decline over short or even long periods due to rising interest rates); Liquidity Risk (the chance that the insured product is not backed by sufficient reserves to meet participant withdrawals, or would incur a market value adjustment or penalty for early withdrawal from one or more of its contracts); Manager Risk (the chance that poor security selection will cause the Stable Value Fund to under-perform other stability of principal investment options with similar objectives); Market Risk (the chance that the value of your investment will change because of rising (or falling) stock or bond prices).  There is no government guarantee (such as the FDIC guarantee) protecting investments in the Lincoln Stable Value Account.

•	Manager: Delaware Investment Advisers, a series of Delaware Management Business Trust, is the registered investment advisor.

•
Expense: No asset charges are deducted from participant accounts.  0.09% is paid by The Lincoln National Life Insurance Company to Delaware Investment Advisers as a management fee and has effectively reduced the rate of return from the three-year average of the Lehman Intermediate U.S. Government/Credit Index, plus 0.29% to that rate of return plus 0.20%.

 Brokerage Account

A Self-Directed Brokerage Account or “SDBA” allows you to invest in certain securities offered by a brokerage company selected by the Plan Administrator.  In order to have access to the Plan’s SDBA, you must complete an application with TDAmeritrade to open a brokerage account with them.  You must also complete a consent and waiver form to be used by our legal and compliance departments acknowledging the risks associated with investing through a SDBA, providing certain information about yourself, and agreeing that information about your SDBA transactions will be periodically provided to the Company’s law and compliance departments.  The SDBA is not open yet but will be available at the discretion of the Plan Administrator.

 Lincoln National Corporation Common Stock Account

•	Investment Objectives: This Investment Option is referred to as an Employee Stock Ownership Plan. It is designed to provide participants with the opportunity to invest in employer securities.

•
Investment Strategies:  To achieve its objective, this Investment Option invests mainly in shares of the common stock of Lincoln National Corporation (“LNC Common Stock”).  The fund may also invest in cash or short-term money-market securities to provide the liquidity and flexibility necessary to sell or exchange units of the fund quickly and easily, generally on a daily basis.  When the amount of short-term investments in the fund fall outside the range of 2.5% to 3.5% of its net assets, LNC common stock is either bought or sold to bring the short-term investment back into the target range.

•
Primary Risks: Inflation Risk; Investment-Style Risk; Market Risk. This is a non-diversified Investment Option, investing in the stock of a single issuer.  It is therefore a riskier investment than an Investment Option that invests in a diversified pool of stocks of companies with similar characteristics as this Account.  For a description of the risks associated with investment in Lincoln National Corporation, see “Risk Factors” beginning on page 5 of this Prospectus.  It is a market-valued account, meaning that both the principal value and the investment return may go up and down on based the market price of the stock held in the fund.  For a more detailed description of LNC Common Stock.  See “Lincoln National Corporation Common Stock” below.

•
Dividends:  You have the option to receive your LNC Common Stock Account dividends in cash or to reinvest them.  Dividends paid with respect to your investment in the fund will be automatically reinvested in Common Stock-no action is required if you wish to reinvest your dividends.  Wilmington Trust will pay your dividends by check as soon as administratively practicable after the dividend payment date.

If you are currently invested in the LNC Stock Fund and would like to receive dividends in cash, you may change the default dividend reinvestment option by visiting the Lincoln Alliance Web site and under “Initiate Request”, selecting Dividend Election, and then follow the instructions.  You may change this election as often as you wish, but only the last election on file before the deadline for the applicable dividend payment date will control.  You may also change your dividend election by calling the Lincoln Alliance Customer Service Center at 1-800-234-3500. Changes made by 3 p.m. (Central Time) on the last business day before dividends are paid will be applied to the dividends payable on February 1, May 1, August 1, and November 1.

You should be aware that choosing to receive your dividends in cash may result in a lower account value upon retirement, due to fewer assets in the Plan and diminished ability to leverage the power of pre-tax compounding of earnings.

•
Share Ownership: The LNC Stock Fund is a “unitized” stock fund and is the way you can invest in LNC common stock within the Plan.  When investing in the LNC Stock Fund, you are purchasing units of the fund, not actual shares of stock.  The fund owns the stock.

The “units” you own represent your pro-rata share of the fund's total assets.  The Plan's trustee determines the unit value daily using the values of the underlying assets at the daily closing price of each asset.  The same economic or market conditions and trends that cause Lincoln National Corporation’s stock price to fluctuate will similarly influence the unit price of the LNC Stock Fund, although the LNC Stock Fund’s unit price and the market price of LNC common stock are likely to be different.  Additionally, the percentage of short-term investments being held, bought or sold by the fund and any gains/losses realized on the sales of Lincoln stock impact the return of the unitized LNC Stock Fund.

You may become a direct owner of shares of LNC common stock through the Plan only when you take a withdrawal or distribution and elect to receive LNC common stock.

•
Share Voting Rights: If you invest in this Investment Option, you will have “pass-through voting rights.”  This means that Wilmington Trust will vote the shares in the manner that you direct, if you sign and return the proxy card in time.  You will have voting rights for the number of shares in this Investment Option that is proportionate to the size of your investment.  Otherwise, Wilmington Trust will vote your interest in the Investment Option in the same proportion as the other Plan participants who voted.

•
Trading Restrictions: Officers of LNC and certain other participants of LNC (“Restricted Employees”) with access to inside information are subject to regular quarterly trading restrictions imposed by LNC’s “Insider Trading and Confidentiality Policy” on any transaction, except normal payroll deductions, that might cause an increase or decrease in that person’s interest in the Fund.  Except for trading under a written securities trading plan meeting the requirements of Rule 10b5-1, Restricted Employees may only engage in fund switching transactions to increase or decrease their interest in this Option during previously announced window trading periods.  Other participants may also be subject to trading restrictions under the Policy.

•	Account Manager: Wilmington Trust Company

•	Expense: 0.00%

 PLAN INTERESTS ARE SECURITIES

Persons participating in the Plan acquire an interest in the Plan assets held and administered by the Plan Trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant’s interest in the Plan assets and his rights and options in relation thereto are discussed in detail in this prospectus supplement. Before deciding to participate, participants should carefully read this prospectus supplement and consider and assess the risks and opportunities in view of their individual situation.

 LINCOLN NATIONAL CORPORATION COMMON STOCK
AND PREFERRED STOCK

General

Our articles of incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  We may issue our Preferred Stock from time to time in one or more series by resolution of our board of directors.  We have outstanding two series of Preferred Stock, consisting of LNC’s $3.00 Cumulative Convertible Preferred Stock, Series A (without par value), which we refer to as “Series A preferred stock” and LNC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, which we refer to as “Series B preferred stock.  At December 15, 2009, we had issued and outstanding 302,185,719 shares of Common Stock, 11,497 shares of Series A preferred stock and 950,000 shares of Series B preferred stock.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law, which we refer to as the IBCL, and our Restated Articles of Incorporation (including: a board of directors’ certificate of resolution designating the rights and preferences of the Series A preferred stock; and an amendment to the restated articles of incorporation designating the rights and preferences of the Series B preferred stock), our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 28, 1969, including any amendments or reports filed for the purpose of updating such description, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

Transfer Agent and Registrar.  Our Common Stock is traded on the New York and Chicago Stock Exchanges under the symbol “LNC.”  The registrar and transfer agent is BNY Mellon Shareowner Services.

Voting Rights.  Except as set forth below under “Anti-Takeover Considerations—Certain State Law Provisions”, each holder of record of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of the shareholders, including election of directors.  Holders of our Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights.  The holders of our Common Stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of Preferred Stock or other special classes of stock.

Liquidation Rights.  In the event of a liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Preemptive Rights.  Holders of our Common Stock do not have any preemptive or similar equity rights.

Preferred Stock

General.  Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of Preferred Stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding.  We currently have two series of Preferred Stock outstanding, the Series A and the Series B Preferred Stock.  All outstanding shares of Series A and Series B preferred stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Rights.  Except as set forth below with respect to the Series B preferred stock, each holder of Preferred Stock of any series outstanding is entitled to one vote per share and to vote together, as a single class, with holders of our Common Stock on all matters submitted to a vote of the common shareholders.

Special Voting Rights With Respect to Directors.  In the event that six or more quarterly dividends, whether or not consecutive, on any series of Preferred Stock are in default, the holders of any outstanding series of Preferred Stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two of our directors.  This right will continue with respect to shares of cumulative Preferred Stock until all accumulated and unpaid dividends on all such shares have been paid, with respect to the Series B preferred stock, or declared and set aside for payment, with respect to other series of preferred stock, and, with respect to shares of non-cumulative Preferred Stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

Other Special Voting Rights.  Except as set forth below with respect to the Series B preferred stock, the approval of the holders of record of at least two-thirds of the outstanding shares of all series of our Preferred Stock, voting as a class, will be required to take the following actions:

•
amend our articles of incorporation to create or authorize any stock ranking prior to or on a parity with the outstanding Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
to create or authorize any security convertible into shares of stock ranking prior to or on a parity with the outstanding Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
amend, alter, change or repeal any of the express terms of any outstanding Preferred Stock, or any series thereof, in any prejudicial manner (provided only holders of two-third of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•
merge or consolidate with another corporation where we are not the surviving entity, if the rights, preferences or powers of the Preferred Stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred shareholders; or

•
authorize, or revoke a previously authorized, voluntary dissolution of LNC, approve any limitation of the terms of our existence, or authorize the sale, lease, exchange or other disposition of all or substantially all of our property.

Series A Preferred Stock

Dividend Rights.  To the extent permitted by law, holders of LNC Series A preferred stock are entitled to receive, but only when and as declared by our board of directors, cash dividends at the per annum rate of $3.00 per share, payable $0.75 per share quarterly.  Dividends on the Series A preferred stock are cumulative.

Liquidation.  Holders of Series A preferred stock are entitled to a liquidation preference of $80.00 per share, plus accrued dividends, before any assets may be distributed to holders of our Common Stock or any other stock ranking junior to the Series A preferred stock.

Redemption.  The Series A preferred stock may be redeemed at any time at the option of our board of directors, in whole or in part, at a redemption price of $80.00 per share plus accrued but unpaid dividends.

Conversion.  Each share of Series A preferred stock is currently convertible at the option of the holder thereof into sixteen shares of our Common Stock, subject to certain further adjustments.  There is no conversion rate adjustment for a merger.

Series B Preferred Stock

Dividend Rights.  To the extent permitted by law, holders of LNC Series B preferred stock are entitled to receive cash dividends at the per annum rate of five percent (5%) per, payable quarterly in arrears each February 15, May 15, August 15 and November 15.  Dividends on the Series B preferred stock are cumulative.

Liquidation.  Holders of Series B preferred stock are entitled to a liquidation preference of $1,000.00 per share, plus accrued dividends, before any assets may be distributed to holders of our Common Stock or any other stock ranking junior to the Series B preferred stock.

Redemption.  The Series B preferred stock may be redeemed at any time at the option of our board of directors upon consultation with the United States Treasury and the Office of Thrift Supervision, in whole or in part, at a redemption price of $1,000.00 per share plus accrued but unpaid dividends.

Voting Rights.  The Series B preferred stock is generally non-voting, except for class voting rights on the issuance of shares ranking senior to the Series B preferred stock, amendments to the rights of the holders of the Series B preferred stock or any merger, exchange or similar transaction which would adversely affect the rights of the holders of the Series B preferred stock.  In addition, if dividends on the Series B preferred stock have not been paid in full for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the holders of the Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect two directors.

Anti-Takeover Considerations

Certain Provisions of LNC’s Restated Articles of Incorporation.

Our restated articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article III, which deals with the number, classification, qualifications and removal of directors. Article III provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors. The bylaws can be amended only by action of our board of directors. Article III also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.

The provisions of Article III requiring the affirmative vote of three-fourths of our voting stock to amend Article III could make it difficult for the shareholders to change the existing provisions of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

Article IV of our restated articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.

Article V of our restated articles of incorporation contains a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock. The “fair price” provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are affected. The “fair price” provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	10,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

 EXPERTS

The financial statements of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. In addition, the consolidated financial statements of LNC included in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements and management's assessment of internal control over financial reporting are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon for us by Dennis L. Schoff, Esquire, Senior Vice President and General Counsel of Lincoln National Corporation.  As of December 17, 2009 Mr. Schoff beneficially owns approximately 254,096 shares of our Common Stock including options exercisable within sixty (60) days of the date of the Registration Statement.  The validity of the interests in the Plan to which this prospectus relates will be passed upon for the Plan by Andrew Scanlon, Esquire, Senior Counsel of LNC.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information and documents with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at:

•
public reference room maintained by the SEC in: Washington, D.C. (100 F. Street, N.E., Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

This prospectus supplement is a combined prospectus, which is part of Registration Statements filed on Form S-1 and S-3 with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the Registration Statements and the exhibits and schedules to the Registration Statements. For further information concerning us and the securities, you should read the entire Registration Statements and the additional information described under “Documents Incorporated by Reference” below. The Registration Statements have been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including the additional information described under “Documents Incorporated by Reference” is also available on our web site at http://www.lincolnfinancial.com/investors. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s web site is not a part of this prospectus supplement.

 DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed (File No. 1-6028) with the SEC in accordance with the provisions of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009;

•
Our Current Reports on Form 8-K filed with the SEC on January 13, March  19, March 27, March 30, May 20, June 15 (two filings), June 16, June 22, June 26, July 10, August 19, and November 6, 2009, except that Item 7.01 in the Current Report on Form 8-K dated July 10, 2009 shall not be incorporated herein by reference;

•	The description of our common stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•	The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008.

Each LNC document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan, and copies of the Plan.  Please direct your oral or written request to:  Dennis L. Schoff, Senior Vice President, General Counsel & Secretary, 150 N. Radnor Chester Road, Radnor, PA  19342, 484-583-1400, or dennis.schoff@lfg.com.

The Lincoln National Life Insurance Company Agents’ Savings and Profit Sharing Plan
Financial Statements and Supplemental Schedule
Years Ended December 31, 2008, 2007 and 2006

The financial statements for the Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan are incorporated by reference from the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below are estimates of all expenses incurred or to be incurred by us in connection with the issuance and distribution of our Common Stock to be registered, other than underwriting discounts and commissions of which there are none.

Registration fees	$-0-
Photocopying and Printing	5,000
Trustee Fees	-0-
Accounting fees	10,000
Miscellaneous	-0-
TOTAL	$15,000

Item 14. Indemnification of Directors and Officers

Our bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

·
reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those   brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to their respective corporations.

·
reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful.

Indiana Law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.

The indemnification and advancement of expenses provided for in our bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to other agreements, shareholders’ and board resolutions and our articles of incorporation.

Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

[(f)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.]

(g) Each undersigned Registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
The purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan

Pursuant to the requirements of the Securities Act of 1933, the Plan and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 18th day of December, 2009.

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan

By:	/s/Kim Miner
Kim Miner, Interim Chair
Lincoln National Corporation Benefits Committee

INDEX TO EXHIBITS

3.1
The Restated Articles of Incorporation of LNC as last amended effective May 11, 2007 are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on May 10, 2007.

3.2
Articles of Amendment date July 9, 2009 to the Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on July 10, 2009.

3.3	Amended and Restated Bylaws of LNC (effective November 6, 2008) are incorporated by reference to Exhibit 3.1 of LNC’s Form 10-Q (File No. 1-6028) for the quarter ended September 30, 2008.
5.1	Opinion of Andrew Scanlon, Esq., as to the legality of the Plan Interests.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Andrew Scanlon, Esq., is contained in Exhibit 5.2 (included in Exhibit 5.2)